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                                                                     EXHIBIT 2.2














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                         AGREEMENT OF PURCHASE AND SALE
                         HIGHLAND GROVE SHOPPING CENTER

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                       AND

                             OPUS NORTH CORPORATION


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                               TABLE OF CONTENTS
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1.   RECITALS.................................................................1
      1.01 Definitions........................................................1
      1.02 Land/Improvements..................................................1
      1.03 Real Property......................................................1


2.   AGREEMENT TO PURCHASE AND SELL...........................................1
      2.01 Purchase/Sale......................................................2


3.   PURCHASE PRICE AND MANNER OF PAYMENT.....................................2
      3.01 Purchase Price.....................................................2
      3.02 Purchase Price Portions............................................2


4.   ESCROW...................................................................3
      4.01 Escrow Agent.......................................................3
      4.02 Filings............................................................3


5.   SITE ANALYSIS............................................................3
      5.01 Site Analysis Documents............................................3
      5.02 Access.............................................................4
      5.03 Site Analysis Period...............................................5
      5.04 Cure of Unacceptable Conditions....................................6


6.   SURVEY AND TITLE INSURANCE...............................................8
      6.01 Survey.............................................................8
      6.02 Title Commitment...................................................8
      6.03 Purchaser's Objections; Seller's Cure..............................9
      6.04 Title Policy.......................................................9


7.   SELLER'S CLOSING DOCUMENTS AND ESCROW...................................10
      7.01 Deed..............................................................10
      7.02 Assignment of Leases..............................................10
      7.03 Leases and Tenant Documents.......................................11
      7.04 Bill of Sale......................................................11
      7.05 Assignment of Contracts...........................................11
      7.06 Violations/Work Orders Affidavit..................................11
      7.07 Keys..............................................................11
      7.08 Plans and Specifications..........................................11
      7.09 Title Insurance Affidavit.........................................11
      7.10 FIRPTA Certificate/Withholding....................................11
      7.11 Form 1099.........................................................12
      7.12 Books and Records.................................................12
      7.13 Letters to Tenants................................................12
      7.14 Recording Requirements............................................12
      7.15 Estoppel Certificates.............................................12


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      7.16 Termination of Management and Seller Affiliated Contracts......12
      7.17 Permits/Guaranties.............................................13
      7.18 Closing Statements.............................................13
      7.19 Escrow Instructions............................................13
      7.20 Date Down Certificate..........................................13
      7.21 Agreement Estoppel Certificate.................................13
      7.22. Outlot and Phase II Covenant..................................14
      7.23 Vacant Space Acknowledgment....................................14
      7.24 Other Documents................................................14


8.   PURCHASER'S PRE-CLOSING AND CLOSING DOCUMENTS........................14
      8.01 Assignment of Leases...........................................14
      8.02 Assignment of Contracts........................................14
      8.03 Closing Statements.............................................14
      8.04 Escrow Instructions............................................14
      8.05 Recording Requirements.........................................14
      8.06 Date Down Certificate..........................................14
      8.07 Phase I Covenant...............................................15
      8.08 OEA [REA] Approving Party......................................15
      8.09 Vacant Space Acknowledgment....................................15
      8.10 Other Documents................................................15


9.   CONDUCT OF BUSINESS PRIOR TO CLOSING.................................15
      9.01 Affirmative and Negative Covenants.............................15
      9.02 Payments.......................................................16
      9.03 Lien Removal...................................................17


10.  REPRESENTATIONS AND WARRANTIES.......................................17
      10.01 Seller's Representations and Warranties.......................17
      10.02 Purchaser's Representations and Warranties....................21
      10.03 Intentionally Deleted.........................................22
      10.04 Indemnification...............................................22


11.  SHARED CLOSING COSTS AND OTHER EXPENSES..............................23
      11.01 Expenses......................................................23
      11.02 Shared Closing Costs..........................................24


12.  CONDITIONS...........................................................24
      12.01 Purchaser's Conditions........................................24
      12.02 Seller's Conditions...........................................25
      12.03 Rights Upon Failure of a Condition............................25


13.  EARN-OUT.............................................................25
      13.01 Defined Terms.................................................25
      13.02 Closing Date Purchase Price Computation.......................28
      13.03 Lease Assignment Reservation..................................28
      13.04 New Leases....................................................28
      13.05 Earn-Out Period...............................................30



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      13.06 Casualty During Earn-Out Period...............................31
      13.07 Earn-Out Payments.............................................31
      13.08 Footage Payment...............................................32
      13.09 Intentionally Deleted.........................................33
      13.10 Seller's New Lease Obligations................................33
      13.11 Punchlist.....................................................33


14.  CLOSING ADJUSTMENTS AND APPORTIONMENTS...............................34
      14.01 Rents.........................................................34
      14.02 Arrears.......................................................34
      14.03 Unknown Rents.................................................35
      14.04 Utilities.....................................................35
      14.05 Contracts.....................................................36
      14.06 Taxes.........................................................36
      14.07 Assessment Installments.......................................37
      14.08 Permits.......................................................37
      14.09 Security Deposits/Tenant Inducements..........................37
      14.10 Customary Items...............................................37
      14.11 Apportionment Between Phases..................................37


15.  CLOSING..............................................................37
      15.01 Closing and Closing Date......................................38


16.  POSSESSION...........................................................38
      16.01 Possession and Post Closing Work..............................38


17.  RISK OF LOSS.........................................................38
      17.01 Risk..........................................................39
      17.02 Damage and Destruction........................................39
      17.03 Condemnation and Eminent Domain...............................40


18.  DEFAULTS AND REMEDIES................................................40
      18.01 Seller's Defaults.............................................40
      18.02 Purchaser's Defaults..........................................40
      18.03 Seller's Remedies.............................................41
      18.04 Pre-Closing Purchaser's Remedies..............................41
      18.05 Post Closing Purchaser's Remedies.............................41


19.  CROSS PERFORMANCE OBLIGATION.........................................42


20.  ASSIGNMENT...........................................................42


21.  NOTICES..............................................................42


22.  ATTORNEYS' FEES AND DISBURSEMENTS....................................44




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                            TABLE OF CONTENTS


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23.  NO CONSEQUENTIAL DAMAGES.............................................44


24.  MISCELLANEOUS........................................................44
      24.01 Successors....................................................44
      24.02 Modifications/Waivers.........................................44
      24.03 Entire Agreement..............................................44
      24.04 Counterparts..................................................44
      24.05 Captions......................................................44
      24.06 Gender/Singular/Plural........................................45
      24.07 Exhibits Incorporated.........................................45
      24.08 Governing Law.................................................45
      24.09 Severability..................................................45
      24.10 Date for Performance..........................................45
      24.11 Further Action................................................45
      24.12 Intentionally Deleted.........................................45
      24.13 Confidentiality...............................................45
      24.14 Time of the Essence...........................................46
      24.15 Construction..................................................46
      24.16 Interest......................................................46
      24.17 Warranty Work.................................................46




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                         AGREEMENT OF PURCHASE AND SALE
                         HIGHLAND GROVE SHOPPING CENTER


                  This Agreement of Purchase and Sale (the "Agreement") is made as of the 2nd day of July, 1996, by and between OPUS NORTH CORPORATION, an Illinois corporation (""Seller"), and DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation ("Purchaser"). Seller and Purchaser (singularly, a "Party," collectively, the "Parties") agree as follows:

                1.       RECITALS.

1.01 DEFINITIONS. The location of all defined terms used in this Agreement are set forth in the Glossary of Terms that is attached hereto and made a part hereof.

1.02 LAND/IMPROVEMENTS. Seller is the sole owner of fee simple title to (i) certain land (the "Land") situated in the City of Highland, State of Indiana, more particularly described on Schedule 1.02 attached hereto and made a part hereof which shall include all residual land and outlots, except Outlots 1, 7 and the "Borders" Outlot (collectively, "Outlots") as shown on the site plan attached hereto as Schedule 1.02(a) (the "Site Plan"); and (ii) all the buildings, structures and improvements (collectively, the "Improvements") situated on the Land. The Land shall be conveyed as herein provided, in two phases ("Phase I," "Phase II," and generally, "Phase" or "Phases"). Phase I and Phase II are as shown on the Site Plan. The Outlots are hereby reserved unto Seller from both Phases; and

1.03 REAL PROPERTY. Seller desires to sell, and Purchaser desires to purchase, the Land and Improvements owned by Seller, and all of Seller's right, title and interest in and to all rights, privileges, options, leases, licenses, concessions, hereditaments, appurtenances, easements and rights of way in any manner belonging to or pertaining to the Land and the Improvements, including without limitation, rights in and to any streets, alleys or other ways adjacent to the Land, open or proposed, and the fixtures in or upon the Land and the Improvements owned by Seller. The Land, the Improvements and all of the items mentioned in this Paragraph 1.03 are hereinafter collectively referred to as the "Real Property" and are commonly known as "Highland Grove Shopping Center." The Real Property shall be deemed divided as applicable to each Phase and unless specifically noted to the contrary herein, "Real Property" shall mean, as the context requires, the Real Property applicable to the subject Phase or the Land as a whole, exclusive of the Outlots.

                2.       AGREEMENT TO PURCHASE AND SELL.

2.01 PURCHASE/SALE. Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell and Purchaser agrees to purchase all of the following that is hereinafter collectively referred to as the "Project":


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                  (a) The Real Property;

                  (b) All tangible personal property (the "Personal Property") owned by Seller that is now or hereafter located upon the Real Property and used in connection with the ownership, operation, management, or maintenance of the Real Property and that is set forth on Schedule 2.01(b) attached hereto;

                  (c) All intangible personal property (the "Intangible Property") owned by Seller that is now or is hereafter located upon the Real Property or is used in connection with the Real Property, including without limitation, (i) all trade names, logos and telephone numbers, excluding those tradenames or logos depicting or containing the name or trademark of Opus North Corporation or its affiliates and excluding any telephone numbers not exclusively used in connection with the Project; (ii) all Guaranties (as hereinafter defined) given by Seller or any third party contractors, subcontractors, vendors and suppliers relating to their performance, quality of workmanship and quality of materials supplied in connection with the construction or repair of the Improvements or the purchase of any Personal Property to the extent any Guaranties remain outstanding as of the applicable Closing Date (as hereinafter defined) that are set forth on Schedule 5.01(g) attached hereto; and (iii) to the extent transferable by Seller, all of Seller's right, title and interest in certificates of occupancy (or the local equivalent), permits, licenses, approvals and authorizations (collectively, the "Permits") issued by any federal, state, county and municipal governmental or quasi-governmental authority relating to the Real Property.

                  3. PURCHASE PRICE AND MANNER OF PAYMENT.

3.01 PURCHASE PRICE. The total sum (the "Purchase Price") to be paid by Purchaser to Seller for the sale of the Project is the sum of the Closing Payments and those Footage Payments and Earn-Out Payments, if any (as those terms are hereinafter defined), computed, in part, in respect to the base rents set forth in the Rent Roll attached hereto as Schedule 3.01, all as provided in
Section 13 hereof. The actual amount of the Purchase Price is subject to the computations and elections provided in Section 13 hereof and subject to the adjustments, if any, provided in Section 14 hereof. Portions of the Purchase Price will be paid at various times as hereinafter provided.

3.02 PURCHASE PRICE PORTIONS. The Purchase Price shall be paid as follows:

                (a) Lump Sum Payment.$35,000.00 ("Lump Sum Payment"), which Purchaser shall pay on the Phase I Closing Date as part of the Closing Payment as provided in Paragraph 13.02 hereof by wired funds to the Escrow Agent (as hereinafter defined) for disbursement to Seller on the Phase I Closing Date by not later than 2:00 P.M. Central Daylight Savings Time.

                (b) Initial Deposit. Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (the "Initial Deposit"), which Purchaser deposited with Escrow Agent simultaneous with the execution of this Agreement by Purchaser and Seller.



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                (c) Second Deposit. Twenty-Five Thousand and 00/100 Dollars
($25,000.00) (the "Second Deposit") which Purchaser shall deposit with Escrow Agent on the expiration date of the Site Analysis Period (as hereinafter defined), if Purchaser elects to proceed with this transaction, as more fully provided in Paragraph 5.03 below (the Initial Deposit and the Second Deposit are hereinafter collectively referred to as the "Deposit"). The term "Deposit" shall be deemed to include all interest accruing on the Deposit during the term of this Agreement.

                (d) Closing Date Price. So much of the Purchase Price computed in accordance with the provisions of Paragraph 13.02 hereof that is payable as of the applicable Closing Date, after giving credit for the Deposit in respect to the Phase I Closing Date (as hereinafter defined) and after making the adjustments, if any, as provided in Section 14 hereof, shall be paid by wired funds to the Escrow Agent for disbursement to Seller on the applicable Closing Date by not later than 2:00 P.M. Central Daylight Savings Time in respect to Phase I, and 2:00 P.M. Central Standard Time in respect to Phase II.

                (e) Earn-Out Period Payments. As provided in Paragraph 13.07, those Earn-Out Payments that are payable during, or in some instances, after the Earn-Out Period (as hereinafter defined) shall be paid by wired funds to the Escrow Agent for disbursement to Seller when required by the provisions of Paragraph 13.07.

                (f) Footage Payment. As provided in Paragraph 13.08, if a Footage Payment (as hereinafter defined) is payable, it shall be paid by wired funds to the Escrow Agent for disbursement to Seller when required pursuant to Paragraph 13.08.

                4.       ESCROW.

4.01 ESCROW AGENT. The Parties hereby designate First American Title Insurance Company as the escrow agent ("Escrow Agent" or "Title Company"). By execution of this Agreement, Escrow Agent agrees to be bound by the terms and conditions of this Agreement which relate to the Escrow Agent and its rights and obligations hereunder.

4.02 FILINGS. The Parties hereby designate Escrow Agent to serve as "Real Estate Broker," as defined in Section 6045 of the Internal Revenue Code, as amended, for the purpose of making such reports and filing such returns as shall be required thereunder from time to time.

                5.       SITE ANALYSIS.

5.01 SITE ANALYSIS DOCUMENTS. To the extent not heretofore delivered, promptly after the execution of this Agreement, Seller agrees (i) to make available for inspection at reasonable times by Purchaser and its agents any and all documents, instruments, surveys, reports, plans, permits, approvals, studies, reviews, analyses, contracts, agreements and other materials relating to the acquisition, development, construction, ownership and operation of the Project that are in Seller's possession or under its control, and (ii) to deliver to Purchaser true and correct copies of the following documents (in respect to clause (ii) collectively hereafter referred to as "Site Analysis Documents"):



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                  (a) "As-built" survey of the Project showing the location of all Improvements thereon and any easements encumbering the Project.

                  (b) Soil, topographical, and other reports relating to the Project, including the environmental reports set forth on Schedule 5.01(b) ("Environmental Reports") attached hereto.

                  (c) Operating statements and records sufficient to accurately show all revenues, income, costs and expenses of operating and maintaining the Project for the period on and after the opening of the Project for business.

                  (d) All written contracts for repair, maintenance, garbage removal, concessions, vending, service contracts, and other services to be performed with respect to the Project.

                  (e) All Leases (as hereinafter defined) and all written licenses, concessions and tenancies with Tenants (as hereinafter defined) occupying or having the right to occupy any portion of the Project, and Seller's written statement of any oral leases, licenses, concessions and tenancies with tenants, licensees, concessionaires or others occupying or having the right to occupy or use any portion of the Project, if any.

                  (f) All final, as-built architectural drawings, engineering studies, plans and specifications relating to the original and current construction of the Project (hereinafter collectively referred to as "Plans").

                  (g) All warranties and guaranties that remain outstanding as of the applicable Closing Date that have been given by Seller or any third party contractors, subcontractors, vendors and suppliers relating to their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of the Improvements, Personal Property and any and all fixtures, equipment and items of personal property comprising all or any part of the Improvements located in or used in connection with the Project (collectively hereinafter referred to as "Guaranties"), all of which are set forth on Schedule 5.01(g) attached hereto.

5.02 ACCESS. Seller acknowledges that to enable Purchaser to proceed with this transaction, Purchaser already has and, during the Site Analysis Period (as hereinafter defined), may undertake or cause to have undertaken further tests and studies, including, but not limited to, marketing, engineering, environmental, feasibility and soil that Purchaser, in its reasonable discretion, deems necessary to determine the feasibility of its acquisition of the Project (hereinafter collectively referred to as "Tests and Studies"). The Tests and Studies conducted by or on behalf of Purchaser and the restoration of the Project in respect thereto as hereinafter provided shall be done in such a fashion so as to not disrupt the ordinary course of business of Seller or any of the Tenants, New Tenants (as hereinafter defined) or Seller's contractors or subcontractors.




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                  Purchaser and its agents, contractors or employees shall have the right to enter upon the Project (both Phase I and II) for the purpose of performing its Tests and Studies, provided (i) said activities shall not (y) in any way damage the Project in such a fashion or to a degree that prevents its restoration by Purchaser as hereafter provided substantially to the condition of the Project that existed immediately prior thereto, or (z) void or make voidable any Guaranties of portions thereof (but in any event subject to Seller's prior consent that shall not be unreasonably withheld or delayed), and (ii) Seller or its designated agents have the right to participate in (provided Seller and its agents do not interfere with) such Tests and Studies. Purchaser shall give Seller twenty-four (24) hour advance notice before Purchaser and its agents, contractors or employees enter upon the Project. In the event this Agreement fails to close for any reason, except for Seller's willful refusal to convey (absent a material default hereunder by Purchaser) title to the Land as required hereunder, or Seller's acknowledged or subsequently determined material default hereunder ("Restoration Forgiveness"), Purchaser shall restore the Project to substantially the same condition that existed immediately prior to such surveying, inspecting and testing that were undertaken by or on behalf of Purchaser prior to the date of this Agreement or during the Site Analysis Period. Except in the instance of a Restoration Forgiveness, Purchaser shall keep the Project free of all liens in connection with the Tests and Studies and shall cause all such liens to be removed immediately upon its being notified of same. Except in the instance of a Restoration Forgiveness, Purchaser agrees to indemnify, defend and hold Seller harmless against any liabilities, claims and damages, including, without limitation, any property damage, personal injury or claim of lien against the Project resulting from the activities permitted by this Paragraph 5.02 (including, without limitation, reasonable attorneys' fees and expenses paid or incurred by Seller during litigation, if any), which indemnity shall survive the Closing Date or the expiration, cancellation or termination of this Agreement.

5.03 SITE ANALYSIS PERIOD. Purchaser shall have the Site Analysis Period in which to conduct the Tests and Studies and to ascertain whether the Project is acceptable to Purchaser. "Site Analysis Period" shall mean the period expiring on June 17, 1996. The Site Analysis Period shall also include that thirty (30) day period on and after the Phase II Notice Date (as hereinafter defined) for those Tests and Studies on Phase II Purchaser chooses to conduct in respect to those Improvements completed on Phase II after June 17, 1996. If the Project is determined to be unacceptable to Purchaser, for any reason whatsoever, in Purchaser's sole discretion, Purchaser shall have the right to terminate this Agreement (in respect to all Phases, but not in respect to one Phase and not the other) by giving written notice of termination on or prior to June 17, 1996, in which event the Deposit shall be returned to Purchaser. In accordance with the provisions of 11.02(b) hereof, Seller and Purchaser shall each pay 50% of the Shared Closing Costs incurred as of the termination date, and neither Party shall have any further rights or obligations hereunder, except those specifically provided herein that survive the termination of this Agreement. A failure to so notify Seller of Purchaser's election to terminate or proceed with this Agreement as aforesaid prior to June 17, 1996, shall be deemed as notice to Seller that Purchaser has elected to terminate this Agreement as aforesaid. In addition, not less than forty-five (45) days (nor more than sixty
(60) days) prior to the Phase II Closing Date ("Phase II Notice Date"), Seller shall advise Purchaser, in writing, of the date on which Seller anticipates the Phase II Closing to occur as provided in Paragraph 15.01 hereof. For the period of thirty (30) days on and subsequent to the Phase II Notice Date, Purchaser may conduct those additional



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Tests and Studies on or in respect to Phase II pertaining to (i) any defects or deficiencies of Phase II in respect to its compliance with any and all codes, ordinances, statutes, Permits, approvals or licenses issued in respect to Phase II or promulgated by any federal, state, county or municipal government or quasi-governmental authority which are required by such governmental or quasi-government authority to correct, (ii) any other defects in the materials or workmanship of Phase II from that which is required to be in substantial compliance with the Plans, except that portion thereof, if any, that relates to materials for, or workmanship of improvements constructed or to be constructed on behalf of Tenants or New Tenants that form a part of the Phase II Post Closing Work (as hereinafter defined), (iii) violations of Environmental Laws (as hereinafter defined), or (iv) conditions determined in good faith that are existing on-site or off-site of Phase II (except on Phase I) that if not corrected may, in the future, become violations of Environmental Laws in respect to Phase II, which in the instance of clauses (i), (ii), (iii) and (iv) did not exist as of June 17, 1996. If Purchaser, in its reasonable discretion, determines in respect to clauses (i) through (iv) above that there does exist defects, deficiencies, violations or the existence of conditions that are unacceptable to Purchaser, Purchaser shall have the right to terminate this Agreement in respect to Phase II by giving written notice of termination on or prior to the expiration of said thirty (30) day period in which event Seller and Purchaser shall each pay fifty percent (50%) of the Shared Closing Costs incurred in respect to Phase II and neither party shall have any further rights or obligations hereunder in respect to Phase II, except those specifically provided herein that survive the termination of this Agreement. Except for Restoration Forgiveness, Purchaser shall cause Phase II to be restored to substantially the same condition that existed immediately prior to any Tests and Studies performed by Purchaser subsequent to the Phase II Notice Date, which obligation shall survive the termination of this Agreement.

5.04 CURE OF UNACCEPTABLE CONDITIONS. Any of the Tests and Studies of Purchaser and/or its agents or representatives conducted during the Site Analysis Period that discloses in respect to Phase I that there are (i) any defects or deficiencies of Phase I in respect to its compliance with any and all codes, ordinances, statutes, Permits, approvals or licenses issued in respect to Phase I or promulgated by any federal, state, county or municipal governmental or quasi-governmental authority which are required by such governmental or quasi-governmental authority to correct; (ii) any defects in the materials or workmanship of Phase I from that which is required to be in substantial compliance with the Plans, except that portion thereof, if any, that relates to materials for, or workmanship of improvements constructed or to be constructed on behalf of Tenants or New Tenants that form a part of Post Closing Work (as hereinafter defined); or (iii) a violation of Environmental Laws that, in respect to clauses (i), (ii) and (iii), can be corrected and cured for an estimated aggregate cost (in respect to Phase I) not to exceed One Hundred Thousand Dollars ($100,000.00), shall be collectively hereinafter referred to as "Unacceptable Conditions." In respect to Phase II, an Unacceptable Condition(s) shall mean the same as defined in clauses (i), (ii) and (iii) above, but in respect to Phase II, except that the estimated aggregate cost of correcting and curing the same shall not exceed Fifty Thousand Dollars ($50,000.00) plus One Hundred Thousand Dollars ($100,000.00) minus the estimated aggregate cost of correcting and curing the Phase I Unacceptable Conditions agreed to by the Parties or elected by Purchaser as hereafter provided ("Phase II Unacceptable Condition Cost Limitation"). It is understood that regardless of the cost, the Warranty Work obligations set forth in Paragraph 24.17 hereof shall not be included as an Unacceptable Condition in respect to the



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$100,000.00 limitation for Phase I or in respect to the Phase II Unacceptable
Condition Cost Limitation, and the cost of performing Warranty Work shall be in addition to any cost associated with either Phase in respect to any Unacceptable Condition. In the event Purchaser discovers what it deems to be Unacceptable Conditions as a result of the Tests and Studies, Purchaser shall notify ("Condition Notice") Seller, in writing, of the same promptly following Purchaser's discovery thereof, but in no instance later than three (3) business days following the expiration of the Site Analysis Period applicable to the entire Project or just Phase II as provided in Paragraph 5.04 above. Such Condition Notice shall include a copy of those portions of the Tests and Studies disclosing such Unacceptable Condition(s). Within ten (10) days following Seller's receipt of the Condition Notice, if any, Seller shall advise ("Condition Response") Purchaser, in writing, of Seller's good faith determination and estimate of (1) those matters contained in the Condition Notice that do not qualify as Unacceptable Conditions; (2) the time within which the remaining matters contained in the Condition Notice will be cured or corrected; and (3) the aggregate cost to Seller of curing and correcting such remaining matters. In the event the Condition Response is unacceptable to Purchaser, Seller and Purchaser shall promptly meet and confer, in good faith, to attempt to resolve the unacceptable aspects to Purchaser of the differences between the Condition Notice and the Condition Response or the time within which or the aggregate cost for which Seller estimated in the Condition Response for curing or correcting as aforesaid. In the event Seller and Purchaser are unable to resolve such differences, Purchaser may elect to (a) terminate this Agreement in respect to the applicable Phase (provided if Purchaser elects a termination in respect to Phase I, it shall act as Purchaser's election to terminate in respect to both Phases), (b) proceed to each of the Phase Closings in respect to Seller's obligations to cure or correct those matters set forth in the Condition Response, modified, if at all, as a result of the aforesaid conference between Purchaser and Seller (provided the estimated aggregate cost of performing the same does not exceed $100,000.00 in respect to Phase I, the Phase II Unacceptable Condition Cost Limitation in respect to Phase II, or such greater amount as Seller, in its sole discretion, has agreed to expend), or (c) proceed to each of the Phase Closings and select those specific line items from the Condition Response that Purchaser requires to have corrected (provided the estimated aggregate cost of performing the same does not exceed $100,000.00 in respect to Phase I or the Phase II Unacceptable Condition Cost Limitation in respect to Phase II). Purchaser, within ten (10) business days after such conference, shall advise Seller, in writing, of Purchaser's election. If the Condition Notice, Condition Response or the time periods specified above for elections of Purchaser extend beyond the time specified for the applicable Closing Date, such Closing Date shall be extended to the date five (5) business days subsequent to the date Purchaser elects, if at all, to proceed with the applicable Closing. In the event Purchaser elects to terminate this Agreement in respect to Phase I, the Deposit shall be returned to Purchaser, Purchaser and Seller shall each pay fifty percent (50%) of the Shared Closing Costs incurred as of the termination date, and neither Party shall have any further rights or obligations hereunder, except those specifically provided herein that survive the termination of this Agreement. In the event Purchaser elects to proceed to the Phase I and Phase II Closings pursuant to clause (b) above, the matters contained in the Condition Response, modified, if at all, by Purchaser's and Seller's conference and provided the estimated aggregate cost of curing or correcting the same is One Hundred Thousand and no/100 ($100,000.00) or less in respect to Phase I or equal to or less than the Phase II Unacceptable Condition Cost Limitation in respect to Phase II (or such greater amount Seller accepts as aforesaid) shall be deemed to be the

Unacceptable Conditions to which Seller is bound. In the event Purchaser elects to proceed to the Phase I and Phase II Closing pursuant to clause (c) above, the specific line items selected by Purchaser that are set forth in the Condition Response (provided the estimated aggregate cost of curing or correcting the same is in the amounts as aforesaid in respect to Phase I and Phase II) shall be deemed to be the Unacceptable Conditions to which Seller is bound. Thereafter, in respect to the applicable Phase, Seller shall undertake to cure or correct such Unacceptable Conditions, at its sole cost and expense (regardless of the actual cost ultimately incurred by Seller in respect thereto) within the time (subject to Force Majeure, as hereinafter defined) set forth in the Condition Response. The obligation of Seller to cure or correct such Unacceptable Conditions shall survive the Closing. In the event (y) Seller fails to commence the cure of an Unacceptable Condition(s) on or prior to the time specified in the Condition Response for the completed cure thereof, or (z) Seller commences the cure of an Unacceptable Condition(s), but fails to complete such cure prior to the time specified in the Condition Response (subject to Force Majeure), Purchaser may off-set so much of any Earn-Out Payment or Footage Payment subsequently payable by Purchaser hereunder by the amount of the reasonable costs and expenses incurred by Purchaser for undertaking and completing the uncured Unacceptable Condition(s). The curing or correcting of any Unacceptable Condition shall be done in accordance with the Plans. However, if such curing or correcting requires a variance from the Plans, Seller shall not undertake such variance without obtaining Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed.

                6.       SURVEY AND TITLE INSURANCE.

6.01 SURVEY. Seller shall cause an "as-built" Survey (the "Survey") of the Phase I and Phase II Real Property to be updated during the Site Analysis Period applicable to each Phase. The Survey for each Phase shall be certified to Seller, Purchaser, and the Title Company. The Survey for each Phase shall satisfy all of the requirements set forth on Schedule 6.01 that is attached to and made a part of the Exhibit Agreement (as hereinafter defined).

6.02 TITLE COMMITMENT. During the Site Analysis Period for each Phase, to the extent not theretofore delivered, Seller shall (i) cause the Title Company to issue and deliver to Purchaser a title insurance commitment for an owner's extended coverage policy of title insurance for the applicable Phase, in the amount of that portion of the Purchase Price applicable to the subject Phase then estimated to be payable to Seller on the applicable Closing Date, committing the Title Company to insure Purchaser as the owner of fee simple title to the Phase I and Phase II Real Property, as applicable, and all easements appurtenant thereto (the "Commitment"), and (ii) copies of each document described on Schedule B of the applicable Commitment.

6.03 PURCHASER'S OBJECTIONS; SELLER'S CURE. Other than those title exceptions ("Permitted Exceptions") applicable to Phase I and Phase II set forth in Schedule 6.03 attached hereto and made a part hereof and exceptions caused by or claimed under or through Seller that will be removed at the applicable Phase Closing (as hereinafter defined) if (i) the Commitment reveals any other matters or exceptions ("Title Defects"), or (ii) the Survey reveals any defects which affect the marketability of the applicable Phase or are deemed objectionable by Purchaser

("Survey Defects"), Purchaser shall notify Seller, in writing, of the same within fifteen (15) days following the date of delivery to Purchaser of the last of the Commitment and Survey ("Defects Notice") for the subject Phase. In the event Purchaser fails to deliver a Defects Notice as aforesaid, Seller shall advise Purchaser of such failure, in writing. If Purchaser fails, within three
(3) business days thereafter to deliver a Defects Notice, it shall be deemed a notice to Seller that Purchaser has elected to waive such defects, if any, and to proceed with the transaction contemplated hereby, subject to the fulfillment of Seller's obligations hereunder. Except for Title Defects or Survey Defects that are caused by or claimed under or through Seller that can be removed or discharged by the payment of a sum of money (including, without limitation, a Mortgage(s), as hereinafter defined), Seller shall have no affirmative obligation to cure or correct any Title Defects or Survey Defects, except as provided in Seller's Response (as hereinafter defined). Within fifteen (15) days following Seller's receipt of a Defects Notice, Seller, at its option, shall notify Purchaser of those Title Defects and Survey Defects that Seller shall undertake to cure or correct ("Seller's Response"). In the event Seller (a) elects in Seller's Response not to satisfy a specified Title Defect or Survey Defect or (b) is unable, within sixty (60) days after Purchaser's receipt of Seller's Response, to satisfy the Title Defect or Survey Defect which Seller had elected in Seller's Response to so satisfy, Purchaser may, at its option, (1) accept title to the applicable Phase subject to the Title Defects and/or Survey Defects raised by Purchaser in which event such Title Defects and Survey Defects shall be deemed to be Permitted Exceptions for such Phase, or (2) cancel this Agreement and receive a full refund of the Deposit (if the cancellation is in respect to Phase I), whereupon Seller shall pay all Shared Closing Costs and this Agreement shall be of no further force and effect, except for those matters which are specifically set forth in this Agreement as surviving the expiration or termination of this Agreement. If Purchaser elects to accept Title and/or Survey Defects in respect to Phase I, it shall be deemed to have elected to accept the same Title and/or Survey Defects in respect to Phase II, to the extent the same affects Phase II. In the event Purchaser elects to terminate this Agreement in respect to Phase I, it shall act as Purchaser's election to terminate this Agreement in respect to Phase II. If the Defects Notice, Seller's Response or the time periods specified above for elections of Purchaser extend beyond the time specified for the applicable Closing Date, such Closing Date shall be extended to the date five (5) business days subsequent to the date Purchaser elects, if at all, to proceed with the applicable Closing.

6.04 TITLE POLICY. It shall be a condition precedent to Purchaser's obligation to consummate the Phase transactions contemplated by this Agreement that the Title Company can and will issue an ALTA Owner's Policy of Title Insurance (Form B, Amended 1987, if available) (the "Title Policy") for each Phase in the full amount of that portion of the Purchase Price payable by Purchaser on each of the Closing Dates as provided in Paragraph 13.02 hereof, insuring Purchaser as the owner in fee simple of the applicable Phase, and all appurtenant easements thereto, free and clear of all liens and encumbrances, except for the Permitted Exceptions, and without exception for rights or claims of parties in possession not shown by the public records, encroachments, overlaps, boundary line disputes, or any other matter disclosed by the Survey which Purchaser has not waived or approved or is deemed to have approved pursuant to Paragraph 6.03 hereof, provided, however, that the Title Policy may show the rights of the Tenants and New Tenants (as hereinafter defined) under New Leases (as hereinafter defined) that are fully executed prior to the applicable Closing as parties in possession (or right to possession) as tenants only. Purchaser shall attempt to cause the Title Company, as part of the Title Policy, to issue the following endorsements in the form of those set forth in Schedule 6.04 attached hereto ("Endorsements"): CC&R Endorsement (unless easements appurtenant to the applicable Phase are additionally insured parcels on Schedule A of the applicable Title Policy), Comprehensive No. 1, Access, Survey, Plat Act, Tax Parcel, Contiguity (in respect to the Phases and the portions thereof, but only to the extent of contiguous portions of the Land as depicted on Schedule 1.02 attached hereto), Environmental, Encroachment, "single Lot" subdivision, and Zoning 3.1 (with parking). Any Survey or physical inspection requirements imposed as a condition to the issuance of each Title Policy may be satisfied by Seller as a Shared Closing Cost, except costs and expenses in respect to correcting Survey Defects which shall be paid by Seller. Seller shall execute such affidavits and certificates as the Title Company may require as a condition to the issuance of each Title Policy, and a copy of each such affidavit or certificate shall be delivered to Purchaser. In addition, as part of the Shared Closing Costs, Seller shall cause (i) the applicable Title Policy to be dated down to the date each Earn-Out Payment (as hereinafter defined) is paid during or after the Earn-Out Period showing no new exceptions, except the Permitted Exceptions, the subject or previous New Leases, and exception caused, permitted or claimed by, through or under Purchaser or its successors and assigns; and (ii) the amount of the Title Policy's coverage to be increased to an amount that equals the subject Earn-Out Payment.

                  7.       SELLER'S CLOSING DOCUMENTS AND ESCROW.

                  At each Phase Closing, Seller shall execute and deliver the following documents to Escrow Agent:

7.01 DEED. A signed special warranty deed in the form and substance (modified for the subject jurisdiction) attached to the Exhibit Agreement as
Schedule 7.01 (the "Deed") conveying to Purchaser, good, indefeasible and insurable title to the applicable Phase and the Improvements thereon, free and clear of all liens and encumbrances of any type whatsoever, except for the Permitted Exceptions. The Permitted Exceptions shall be specifically, and not categorically, excepted from the warranty of title in the Deed.

7.02 ASSIGNMENT OF LEASES. For the applicable Phase, an assignment (the "Lease Assignment") in the form attached to the Exhibit Agreement as
Schedule 7.02 of all (except in respect to the Assignment Reservation as provided in Paragraphs 13.03, 14.01, 14.02 and 14.03 hereof) of the Seller's right, title and interest as lessor under the leases, tenancies, occupancy agreements, rental agreements, options, licenses and concessions, and all of the foregoing (hereinafter collectively referred to as the "Leases") which are described on Schedule 7.02(a) attached hereto, and all New Leases that are fully executed prior to the applicable Closing, together with all security deposits, cleaning deposits, key deposits and advance rental payments (collectively, the "Security Deposits") made by the lessees, tenants, occupants, optionees, licensees and concessionaires (collectively, in respect to the applicable Phase, the "Tenants") and New Tenants under the Leases and subject New Leases.

7.03 LEASES AND TENANT DOCUMENTS. All original copies of the applicable Phase Leases and New Leases that are fully executed prior to applicable Closing, Tenant and the subject New Tenant financial statements, their sales reports and other Tenant and the subject New Tenant related documents, and to the extent, if any, that original copies are not delivered, Seller shall deliver copies which shall be accompanied by an affidavit sworn to by Seller confirming that the copies delivered are true and complete copies of the originals.

7.04 BILL OF SALE. A bill of sale in the form attached to the Exhibit Agreement as Schedule 7.04, transferring and conveying to Purchaser all of Seller's right, title and interest to the applicable Phase Personal Property and the Intangible Property.

7.05 ASSIGNMENT OF CONTRACTS. An assignment (the "Contract Assignment") in the form attached to the Exhibit Agreement as Schedule 7.05, of all of Seller's right, title and interest as the owner of the applicable Phase under the service contracts and agreements, personal property leases and agreements (collectively, the "Contracts") which are described on Schedule 7.05(a) attached hereto and which have been approved by Purchaser as being those Contracts that are assigned to Purchaser pursuant to the Contract Assignment.

7.06 VIOLATIONS/WORK ORDERS AFFIDAVIT. An affidavit, in form and substance of Schedule 7.06 attached to the Exhibit Agreement, confirming that Seller has complied with and discharged (or, to the extent Seller has not complied with and discharged, an explanation of that which remains to be done to cause compliance and discharge) (i) all notices, if any, that either Seller or its management agent managing the Real Property received concerning any and all uncured violations (the "Violations") of any law, statute, ordinance, regulation, rule, requirement, order, judgment or decree enacted, adopted, imposed, issued, entered or filed by any governmental authority (concerning or affecting the Project or any part thereof), and (ii) all work orders concerning the Project or any part thereof, if any (the "Work Orders") issued by any insurance carriers insuring a risk in respect to the Project.

7.07            KEYS. All keys to the applicable Phase.

7.08 PLANS AND SPECIFICATIONS. To the extent not delivered prior to the Phase I Closing Date as part of the Site Analysis Documents, all Plans.

7.09 TITLE INSURANCE AFFIDAVIT. Any affidavit required by the Title Company to remove the standard printed exceptions from the applicable Title Policy.

7.10 FIRPTA CERTIFICATE/WITHHOLDING. A certificate in the form and substance attached to the Exhibit Agreement as Schedule 7.10 ("FIRPTA Affidavit").

7.11 FORM 1099. Any information with respect to Seller in connection with the conveyance of the applicable Phase Real Property by Seller to Purchaser required by either (i) IRC Sec. 6045 or Treas. Regs. Sec. 1.6045, or (ii) Treas. Form 1099 or its instructions. If required thereby, the Escrow Agent shall timely (x) prepare and file a Form 1099 in accordance with the provisions of Treas. Regs. Sec. 1.6045, and (y) furnish the Parties with copies.

7.12 BOOKS AND RECORDS. Copies of all accounting books and records relating to the operation and maintenance of the applicable Phase.

7.13 LETTERS TO TENANTS. Letters in the form and substance set forth in Schedule 7.13 that is attached to the Exhibit Agreement (the "Tenant Letters") addressed to the applicable Phase Tenants and New Tenants of New Leases executed prior to the applicable Closing and signed by Seller, advising the Tenants and New Tenants of the sale of the applicable Phase and the Purchaser's right to receive the Rents (as hereinafter defined) under their respective Leases.

7.14 RECORDING REQUIREMENTS. All documents and affidavits required of Seller to record the Deed.

7.15 ESTOPPEL CERTIFICATES. An estoppel certificate in the form and substance set forth in Schedule 7.15 that is attached to the Exhibit Agreement ("Tenant Estoppel") showing no material exceptions that is executed (not more than forty-five (45) days prior to the applicable Closing Date or such earlier date Purchaser reasonably accepts) by (i) all Tenants or New Tenants of the applicable Phase Leases and New Leases that are Qualified Leases (as hereinafter defined) on or prior to the applicable Closing Date that have demised to them space in the applicable Phase containing 7,500 square feet or more, and (ii) at least eighty percent (80%) (calculated on a square foot basis) of all Tenants or New Tenants of the applicable Phase Leases or New Leases that are Qualified Leases on or prior to the applicable Closing Date that have demised to them space in the applicable Phase containing less than 7,500 square feet. To the extent Seller is unable to deliver to Purchaser Tenant Estoppels from all or any of the remaining Tenants or New Tenants in the applicable Phase under such Qualified Leases in respect to premises containing less than 7,500 square feet or a Tenant Estoppel in respect to a premises that is 7,500 square feet or less that contains a material exception noted by the applicable Tenant or New Tenant, Seller shall be entitled to deliver to Purchaser Seller's estoppel certificate ("Seller's Estoppel") in form and substance reasonably acceptable to Purchaser confirming the terms and conditions of the Lease or subject New Lease for which a Tenant Estoppel was not delivered to Purchaser or, if delivered, that contains a material exception. Such Seller's Estoppel shall be deemed a representation and warranty by Seller as to the terms and conditions of the subject Lease or New Lease, and the Seller's Estoppel shall not be subject to the time limitation for claims set forth in Paragraph 10.04(b) hereof. After the applicable Closing, when and as Purchaser receives a Tenant Estoppel (without material exception) for which Seller delivered a Seller's Estoppel, the subject Seller's Estoppel shall be released by Purchaser and returned to Seller and shall be deemed to be of no further force and effect.

7.16            TERMINATION OF MANAGEMENT AND SELLER AFFILIATED CONTRACTS.
Notwithstanding any other provision of this Agreement, in respect to any agreements or contracts that are not to be included as part of the Contract Assignment, agreements ("Termination Agreements") signed by (i) the parties to any management agreement for the applicable Phase, and (ii) the parties to all other such agreements or contracts for the applicable Phase between the Seller or its predecessors in interest and parties affiliated with or controlled by Seller or any of Seller's principals, which Termination Agreements terminate such management agreement and other such agreements and contracts as of the applicable Closing Date, without any liability or obligation on the part of the Purchaser or the applicable Phase.

7.17 PERMITS/GUARANTIES. Original or copies of applicable Phase Permits and originals of the applicable Phase Guaranties which, in each instance, Seller agrees to keep in full force and effect, and to comply with all of the terms and conditions thereof prior to the applicable Closing.

7.18            CLOSING STATEMENTS. Closing Statements executed by Seller.

7.19 ESCROW INSTRUCTIONS. Signed escrow instructions, reasonably satisfactory to Escrow Agent, in form and substance sufficient to carry out the applicable Closing.

7.20 DATE DOWN CERTIFICATE. A certificate of Seller (the "Seller Date Down Certificate") in form and substance attached to the Exhibit Agreement as
Schedule 7.20 certifying that Seller's representations and warranties set forth in Paragraph 10.01 of this Agreement are true and correct as of the applicable Closing Date as modified by the Schedules that are attached hereto pursuant to Paragraph 10.01 hereof that are updated to the applicable Closing Date. In the event any updated Schedules disclose a material deviation from the prior applicable Schedule as reasonably determined by Purchaser, Purchaser shall have three (3) business days from the date Purchaser receives a copy of the Seller Date Down Certificate in which to elect to terminate this Agreement or to proceed with the applicable Closing in accordance with the updated Schedules. In the event Purchaser fails to notify Seller, in writing, of Purchaser's election to terminate this Agreement, it shall act as notice to Seller that Purchaser has elected to terminate this Agreement in respect to the applicable and subsequent Closing. In the event Purchaser elects to terminate this Agreement, the Deposit shall be refunded to Purchaser (if in respect to Phase I), Purchaser and Seller shall each pay fifty percent (50%) of the Shared Closing Costs, and this Agreement shall be of no further force and effect, except in respect to those provisions specifically provided herein as surviving the termination of this Agreement. In the event Purchaser elects to terminate this Agreement as aforesaid in respect to Phase I, it shall act as Purchaser's election to terminate this Agreement in respect to Phase II as well.

7.21 AGREEMENT ESTOPPEL CERTIFICATE. An estoppel certificate in form and substance attached hereto as Schedule 7.21 ("Agreement Estoppel") showing no material exceptions that are executed by each party to those easement agreements or other agreements or undertakings (including, but not limited to, development agreements) affecting the Project on and after the Closing Date that require the performance of obligations by the owner of the Project and the approval of such performance by the other party to the same that are identified by Purchaser to Seller, in writing, not less than fifteen (15) days prior to the applicable Closing Date. To the extent such Agreement Estoppel shows a material exception or the party to such easement agreements or other agreements or undertakings identified by Purchaser as aforesaid fails to deliver an Agreement Estoppel, Seller shall be entitled to deliver its undertaking confirming, in form and content reasonably acceptable to Purchaser, the terms and conditions of the Agreement Estoppel to the extent applicable in the form attached hereto as
Schedule 7.21, and such
confirmation by Seller shall not be subject to the time limitation for claims set forth in Paragraph 10.04(b) hereof. After the Closing, when and as Purchaser receives an Agreement Estoppel for which Seller delivered its undertaking as aforesaid, the subject undertaking shall be released by Purchaser and returned to Seller and shall be deemed to be of no further force and effect.

7.22 OUTLOT AND PHASE II COVENANT. A declaration encumbering title to the Outlots and Phase II in respect to the exclusion of uses thereon that violate any of the exclusive uses permitted under Leases or New Leases for Phase I as of the Phase I Closing Date, in form and content reasonably acceptable to Seller and Purchaser.

7.23 VACANT SPACE ACKNOWLEDGMENT. The acknowledgment of the location within the applicable Phase of any space that is Vacant Space as of the applicable Closing.

7.24 ASSIGNMENT OF OEA. An Assignment of Declaration in the form attached hereto as Schedule 7.24 assigning to Purchaser Seller's rights under the terms of the Operation and Easement Agreement that is a Permitted Encumbrance.

7.25 OTHER DOCUMENTS. Such other documents as may be reasonably required to close the applicable Phase transaction contemplated by this Agreement.

                8.       PURCHASER'S PRE-CLOSING AND CLOSING DOCUMENTS.

                At each Phase Closing, Purchaser shall execute and deliver the following to Escrow Agent:

8.01 ASSIGNMENT OF LEASES. The Lease Assignment, acknowledging the assumption by Purchaser of Seller's obligations under the Leases which accrue after the applicable Closing Date.

8.02 ASSIGNMENT OF CONTRACTS. The Contract Assignment, acknowledging the assumption by Purchaser of Seller's obligations under the Contracts which accrue after the applicable Closing Date.

8.03            CLOSING STATEMENTS. Closing Statements executed by Purchaser.

8.04 ESCROW INSTRUCTIONS. Signed escrow instructions, reasonably satisfactory to Escrow Agent, in form and substance sufficient to carry out the applicable Closing.

8.05 RECORDING REQUIREMENTS. All documents and affidavits required of Purchaser to record the Deed.

8.06 DATE DOWN CERTIFICATE. A certificate of Purchaser (the "Purchaser Date Down Certificate") in form and substance attached to the Exhibit Agreement as Schedule 8.06 certifying that Purchaser's representations and warranties set forth in Paragraph 10.02 of this Agreement are true and correct as of the applicable Closing Date.

8.07 PHASE I COVENANT. A declaration encumbering title to Phase I in respect to exclusion of uses thereon that violate any of the exclusive uses permitted under Leases or New Leases in Phase II and the Outlots as of the Phase I Closing Date, in form and content reasonably acceptable to Seller and Purchaser.

8.08 VACANT SPACE ACKNOWLEDGMENT. The acknowledgment of the location within the applicable Phase of any space that is Vacant Space as of the applicable Closing

8.09 OTHER DOCUMENTS. Such other documents as may be reasonably required to close the applicable Phase transaction contemplated by this Agreement.

                9.       CONDUCT OF BUSINESS PRIOR TO CLOSING.

9.01 AFFIRMATIVE AND NEGATIVE COVENANTS. Until the applicable Closing, in respect to the applicable Phase, Seller shall or cause to:

                (i) Subject to Casualty or any Taking (as those terms are hereinafter defined), maintain the applicable Phase and Phase Personal Property in good condition and repair and not commit or permit waste;

                (ii) Carry on its business in respect to the Project in the same manner as it has heretofore;

                (iii) Keep in full force and effect all insurance coverage required to be maintained by it pursuant to the Leases, applicable New Leases, the Mortgages, the Permitted Exceptions, and any easement agreements or other agreements or undertakings affecting the Project;

                (iv) Perform all of its obligations under the Contracts, Leases, applicable New Leases, Mortgages, Permitted Exceptions and any easement agreements or other agreements or undertakings affecting the Project;

                (v) Maintain and preserve its business organization intact;

                (vi) Maintain and preserve its relations with the Tenants, New Tenants under New Leases that are fully executed prior to the Closing, suppliers and customers;

                (vii) Except as provided in Paragraph 13.04 hereof, not voluntarily terminate, amend, modify, extend, renew, waive or accept the surrender of any Lease or New Lease or provision thereof, without Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed;

                (viii) Not voluntarily terminate, amend, modify, extend, renew, waive or accept the cancellation of any Contract, Permitted Exception or any easement agreements or other agreements or undertakings affecting the applicable Phase or any provision of any of them, without the Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed;

               (ix) Except as provided in Paragraph 13.04 hereof, not voluntarily enter into, accept or consent to any new (a) lease, occupancy agreement, subtenancy agreement, license agreement, concession agreement, (b) contract or agreement, personal property lease or agreement, and/or (c) lien, encumbrance, or security interest (including without limitation, mortgage, deed of trust, security agreement, assignment of leases or rents, collectively, "Mortgage") or other title exception or defect (including without limitation, easement, restriction, dedication), which shall not be terminated on or before the applicable Closing without the Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed;

                (x) Not commence any action or proceeding or petition, apply for or consent to any action or proceeding, the effect of which may be to change the zoning of the Project or its assessed valuation (except for entering into New Leases);

                (xi) Not sell, assign or transfer the Project or any part hereof (except in the instance of New Leases as provided in Paragraph 13.04 hereof), including without limitation, the Intangible Property and the Personal Property; provided, however, that Seller may remove applicable Phase Personal Property for the purpose of promptly effecting necessary repairs or immediate replacement with Personal Property of like character and equal or better quality;

                (xii) Not demolish or materially alter the Improvements or any part thereof or otherwise adversely affect the value of the Project, without Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed, except for (1) curing Unacceptable Conditions, Title Defects and Survey Defects, (2) completing Punchlist Work (as defined and provided in Paragraph
13.11 hereof), (3) constructing tenant improvements for Leases, (4) performing Seller's New Lease Obligations (as defined and provided in Paragraph 13.10 hereof), and (5) completing, in accordance with the Plans, any incomplete work.

                (xiii) Except as provided in Paragraph 9.01(xii) above, not materially alter the applicable Phase or any part thereof, including without limitation, by mining, excavating, removing topsoil, timbering or changing the grade, without Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed.

9.02 PAYMENTS. As more fully set forth in Paragraph 16.01 hereof, (i) Punchlist Work; (ii) curing Unacceptable Conditions; (iii) constructing tenant improvements for Leases and New Leases; (iv) all other work to be performed and all payments to be made by Seller pursuant to the provisions of the Leases, the Contracts, the Permitted Exceptions, and any insurance policy maintained by Seller providing coverage for the Project which pertain to obligations that accrue prior to the applicable Closing; and (v) Warranty Work shall be completely performed and paid for when due (subject to the right to contest Liens as provided in Paragraph 9.03 hereof) by Seller and the obligation thereof shall survive the Closing.

9.03 LIEN REMOVAL. Except for (i) taxes not yet due and payable as of the applicable Closing, (ii) installments of special assessments due and payable after the applicable Closing, and (iii) Liens (as hereinafter defined and provided) that are either bonded or insured over in a form reasonably satisfactory to Purchaser, all other liens and encumbrances of ascertainable amounts incurred by Seller or by, for or on behalf of Seller, except the Permitted Exceptions, shall be removed from the record by Seller or Seller shall make arrangements satisfactory to the Title Company for the removal of, or title insurance over (in form reasonably satisfactory to Purchaser), such liens and encumbrances of record on the applicable Closing Date. Notwithstanding the foregoing, any liens or encumbrances attaching to the title of the applicable Phase as a result of work performed on or material supplied to the applicable Phase by Seller or on behalf of anyone claiming by, through or under Seller (except Tenants and New Tenants under Qualified Leases, as hereinafter defined) or as a result of Seller's failure to pay, when due, a Commission (collectively, "Lien" or "Liens") may be contested by Seller as hereafter provided. Within thirty (30) days after the recording of a Lien that is recorded or filed after the applicable Closing and that affects the closed Phase, Seller shall, at its election, either (i) bond over the same, or (ii) cause the Title Company to insure over the same (in form and substance reasonably satisfactory to Purchaser), in order, in the instances of either clause (i) or (ii) above, to reasonably protect the Purchaser and the applicable Phase (or any part thereof) from and against the subject Lien. Thereafter, in the manner elected by Seller, Seller may contest such Lien provided that, within thirty (30) days following the entry by a court of competent jurisdiction of a final judgment or decree in favor of the claimant of such Lien, Seller shall pay and satisfy such Lien and cause it to be released of record. In the event Seller fails to pay and satisfy any Lien within thirty (30) days following the entry by a court of competent jurisdiction of a final judgment or decree in favor of the claimant of such Lien or fails to bond over or insure over a Lien as provided in this Paragraph 9.03, Purchaser may offset so much of any Earn-Out Payment or Footage Payment subsequently payable by Purchaser hereunder by the amount incurred by Purchaser for effectuating the satisfaction and release of the subject Lien.

                10.      REPRESENTATIONS AND WARRANTIES.

10.01 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that:

                (i) Seller is an Illinois corporation duly created and validly existing pursuant to the laws of the jurisdiction of its organization and is duly qualified to do business in the jurisdiction in which the Project is situated.

                (ii) Seller is authorized and empowered to enter into this Agreement and to perform all of its obligations under this Agreement without any qualification whatsoever, and no consent or approval of any third party (including without limitation, any governmental or quasi-governmental authority) is or was required by Seller to execute and deliver this Agreement or consummate this transaction.

                (iii) Upon the signing and delivery of this Agreement, this Agreement will be legally binding upon Seller in accordance with all of its provisions, except as such provisions may be qualified or limited by bankruptcy, creditor's rights and equitable principles.

                (iv) The person signing this Agreement on behalf of Seller has been duly authorized to sign and deliver this Agreement on behalf of Seller.

                (v) To the best of its Knowledge (as hereinafter defined), Seller has not committed any act or permitted any action to be taken which would materially adversely affect its ability to fulfill all of its obligations under this Agreement.

                (vi) The execution and delivery of this Agreement, and the performance of Seller's obligations under this Agreement, will not violate or breach, or conflict with, the terms, covenants or provisions of any agreement, contract, note, Mortgage, indenture or other document of any kind whatsoever to which Seller is a party or to which the Project is subject.

                  (vii) Seller has received no written notice and Seller has no Knowledge of any uncured Work Order, or unfulfilled requirements or recommendations issued, imposed or made by any insurers concerning the Project or any part thereof.

                (viii) To the best of its Knowledge, (i) Seller is not in default of any obligation of Seller under any Mortgage, and (ii) Seller and/or the Project is in compliance with all terms and conditions of the Permitted Exceptions, including any easement agreement or other agreement or undertaking affecting the Project.

                (ix) To the best of Seller's Knowledge, the Project was constructed, and is presently being operated, occupied and used in substantial accordance with all applicable federal, state and local laws, rules, regulations and ordinances governing the construction, operation, occupation and use of the Project, and no variances to any applicable federal, state or local law, rule, regulation or ordinance were granted in connection with the construction of the Project.

                (x) To the best of Seller's Knowledge, there is (i) no pending or contemplated Taking affecting the Project or any part thereof, or (ii) no pending or contemplated public improvement in or about the Real Property which may in any manner affect access to or from the Project or increase the taxes assessed against the Project.

                (xi) To the best of Seller's Knowledge, except for the Vacant Space (as hereinafter defined), Seller is in receipt of all Permits required by all governmental authorities for the construction currently being prosecuted at the Project and the operation, occupation and use of the Project as a shopping center; all Permits are in full force and effect; and all Permits issued to the Project are described in respect to each Phase on Schedule 10.01(xi) attached hereto and made a part hereof.

                (xii) Neither Seller, nor, to the best of Seller's Knowledge (except as disclosed in the Environmental Reports), any prior owner of the Project has: (a) caused or permitted the generation, manufacture, refinement, transportation, treatment, storage, handling, installation, removal, disposal, transfer, production or processing of Hazardous Substances (as hereinafter defined) or other dangerous or toxic substances, or solid wastes, except in strict compliance with all laws; (b) caused or permitted or received any written notice or have any actual knowledge of the Release (as hereinafter defined) or existence of any Hazardous Substances on or about the Project or property surrounding the Project which might affect the Project; (c) caused or permitted or received any written notice or have any actual knowledge of any substances or conditions on or about the Project or on property surrounding the Project which may support a claim or cause of action, whether by any governmental authority or any other person, under any laws ("Environmental Laws") in effect as of the date of this Agreement and all rules and regulations promulgated thereunder, including, but not limited to: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq. (the "Superfund Act"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6921 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.; the Federal Solid Waste Disposal Act, 42 U.S.C. Sections 6901 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; or any other law. For the purposes of this Agreement the terms "Hazardous Substances" and "Release" shall have the definitions used in the Superfund Act; provided, however, that the definition of the term "Hazardous Substances" shall also include (if not included within the definition contained in the Superfund
Act), petroleum and related by products, hydrocarbons, radon, asbestos, urea formaldehyde and polychlorinated biphenyl compounds.

                (xiii) Except for the Permitted Exceptions, Seller is the sole owner of good, indefeasible and insurable fee simple title to the Land and the Improvements, and Seller has not executed or entered into any other agreement to purchase, sell, option, lease or otherwise dispose or alienate all or any portion of the Project other than this Agreement, the Leases and New Leases.

                (xiv) Subject to the right of Seller to contest Liens as provided in Paragraph 9.03 hereof, all labor and services performed and material furnished to the Project have been paid for or will be paid for in full by Seller, and, to the best of Seller's Knowledge, there exists no valid basis for which a Lien or similar lien can properly be claimed against the Project or any part thereof.

                (xv) As of the date hereof, Schedule 7.02(a) attached hereto is a complete and correct list of all Leases for each Phase, and the information disclosed on Schedule 7.02(a) is accurate with respect to each of the Leases.

                (xvi) Leasing commissions or fees that are payable in connection with any leasing agreement or registration statement to which Seller is a party or that Seller has accepted, in writing, that pertains to New Leases (that will be paid by Seller as provided in Paragraph 13.11 hereof), and the Leases described in Schedule 7.02(a), and commissions resulting from any other agreement to which Seller is a party relating to the Project (collectively, "Commissions") will be paid by Seller when due under the applicable leasing agreement or registration statement.

                (xvii) Except as set forth on Schedule 10.01(xvii) attached hereto, as of the date hereof, (1) none of the Tenants or New Tenants of Leases and New Leases that are Qualified Leases as of the applicable Closing have been granted any economic or financial concession or inducement (collectively, "Tenant Inducement") that will not be paid in full by Seller when required in accordance with the applicable provisions of the subject Leases and New Leases, and (2) none of the subject Tenants or New Tenants have deposited Security Deposits with Seller, except those disclosed on Schedule 7.02(a) attached hereto.

                (xviii) To the best of Seller's Knowledge, except as set forth on Schedule 10.01(xviii) attached hereto, as of the date hereof, no Tenant or New Tenant of Leases or New Leases that are Qualified Leases as of the applicable Closing has alleged an event of default on the part of Seller which is presently outstanding, or that Seller has not fulfilled all of its obligations under the subject Leases or New Leases which are conditions of the obligations of such Tenants and New Tenants to pay the Rents, including without limitation, all work, repairs and improvements required to be furnished by Seller pursuant to such Leases and New Leases.

                (xix) To the best of Seller's Knowledge, except as set forth on
Schedule 10.01(xix) attached hereto, as of the date hereof, (1) none of the Tenants or New Tenants under Leases or New Leases that are Qualified Leases as of the applicable Closing are in default of any of their obligations under their respective Leases and New Leases, and (2) no event has occurred which, with the giving of notice, the passage of time, or both, would constitute an event of default by such Tenant or New Tenant.

                (xx) Except as set forth on Schedule 10.01(xx) attached hereto, as of the date hereof, Seller has no notice and to the best of Seller's Knowledge, no Tenant or New Tenant under a New Lease that is fully executed prior to applicable Closing has advised Seller, orally or in writing, that any Tenant or any subject New Tenant intends to give up physical or legal possession of its demised premises, including without limitation: assigning its lease; subletting all or part of its demised premises; vacating its demised premises; discontinuing the operation of its business at its demised premises; surrendering possession of its demised premises; or terminating its Lease or subject New Lease.

                (xxi) There are no employees of Seller that are assigned to the Project for which Purchaser shall have any obligations after the applicable Closing.

                (xxii) A description of all Guaranties relating to the construction and equipment of the Project received by Seller that, by their terms, are in effect on or after the applicable Closing Date are true, correct and complete, and all Guaranties issued with respect to the Project that, by their terms, are in effect on or after the applicable Closing Date are described in respect to each Phase on Schedule 5.01(g) attached hereto.

                (xxiii) Seller has not dealt with any broker, finder or other person in connection with this transaction, who is entitled to any Commission, finder's fee or similar payment as a result of the acts of Seller or its agents, except (1) as pertains to New Leases, and in such event, all Commissions in connection therewith shall be paid by Seller as provided in Paragraph 13.11 hereof, and (2) as pertains to Commissions not yet due and payable in respect to Leases which shall be paid by Seller when required in respect to such Leases. Seller acknowledges that it has conversed with Eugene Faigus and Chadwick & Saylor in connection with this transaction, but that Seller has not agreed to be obligated to pay any fee or other compensation to either or both of them.

                (xxiv) Seller has no actual Knowledge that any of the written information provided to Purchaser by Seller or on its behalf in connection with this transaction (including without limitation, the warranties and representations set forth in this Agreement), is inaccurate or incomplete or contains any untrue statement of fact.

                (xxv) To the best of Seller's Knowledge, copies of documents furnished or to be furnished to Purchaser by Seller or on its behalf in connection with this transaction are true and complete copies of the originals.

                (xxvi) As of the applicable Closing, Seller's net worth, determined in accordance with generally accepted accounting principals consistently applied, is greater than $5,000,000.00, exclusive of goodwill.

The term "Knowledge" when used in the context of "to the best of Seller's Knowledge" (or any derivative form thereof) shall mean the actual (written or oral), not imputed, knowledge of Keith Bednarowski, Dan F. Nicol, Anne E. Loff, Joseph Grimes (Seller's Project Manager) or Marlies Hansen (Seller's Property Manager).

10.02 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that:

                (i) Purchaser is an Ohio corporation, duly organized and validly existing pursuant to the law of the jurisdiction of its organization.

                (ii) Purchaser is authorized and empowered to enter into this Agreement and perform all of its obligations under this Agreement without any qualification whatsoever.

                (iii) No consent or approval of any third party (including without limitation, any governmental or quasi-governmental authority) is or was required by Purchaser to execute and deliver this Agreement or consummate this transaction.

                (iv) Upon the signing and delivery of this Agreement, it will be legally binding upon Purchaser in accordance with all of its provisions, except as such provisions may be qualified or limited by bankruptcy, creditor's rights and equitable principles.

                (v) The person signing this Agreement on behalf of Purchaser has been duly authorized to sign and deliver this Agreement on behalf of Purchaser.

                (vi) To the best of Purchaser's Knowledge (as hereinafter defined), Purchaser has not committed any act or permitted any action to be taken which would materially adversely affect its ability to perform all of its obligations under this Agreement.

                (vii) The execution and delivery of this Agreement by Purchaser and Purchaser's performance of it obligations under this Agreement shall not conflict with any law, statute, ordinance, regulation, order, directive or decree of any governmental or quasi-governmental authority or any contract, other agreement or obligation to which Purchaser is a party or is otherwise bound.

                (viii) Except for Eugene Faigus and Chadwick & Saylor, neither Purchaser nor its agents have dealt with any broker, finder or other person in connection with this transaction who is entitled to any Commission or similar payment as a result of the acts of Purchaser or its agents.

                (ix) All copies of documents furnished or to be furnished to Seller by Purchaser or on its behalf in connection with this transaction are true and complete copies of the originals.

The term Purchaser's Knowledge, when used in the context of "to the best of Purchaser's Knowledge" (or any derivative form thereof) shall mean the actual (written or oral), not imputed, knowledge of Scott Wolstein, James A. Schoff or Joan U. Allgood.

10.03           INTENTIONALLY DELETED.

10.04           INDEMNIFICATION.

                (a) Except as limited by the provisions of Paragraph 23 hereof, the Parties shall indemnify and hold each other harmless, from and against all damages, costs, expenses, liabilities, penalties and fines, including without limitation, attorneys fees, disbursements, expert witness fees, paralegal fees, reporters fees, reproduction and printing costs, including any of the foregoing which are incurred in connection with any appeal, and amounts paid in settlement of claims (collectively, in respect to the foregoing inclusion, "Litigation Expenses" ), paid or incurred by the other Party as a result of any representation or warranty of the respective Party set forth in this Agreement not being true and correct in all material respects when made. In addition, the indemnity provisions of this Paragraph 10.04(a) on behalf of the Purchaser shall pertain to any claims, demands, actions, causes of action, judgments or decrees made against or entered against Seller in respect to any Commissions or other compensation claimed or demanded by either Eugene Faigus or Chadwick & Saylor in connection with the terms of this Agreement.

                (b) Notwithstanding the foregoing, and except as provided in Paragraph 24.17 hereof in respect to Warranty Work, Seller's and Purchaser's right to seek or obtain indemnification, damages or other legal recourse against the other Party hereto (or any successor thereto) with respect to a breach of any warranty, representation or covenant made in this Agreement or in any documents, instruments or certificate executed and delivered pursuant hereto shall terminate, and be of no further force or effect, unless (i) by the date which is the last to occur of three hundred sixty five (365) days after the termination of this Agreement and three hundred sixty five (365) days after the expiration of the Earn-Out Period (as hereinafter defined), the aggrieved Party shall have notified the other Party, in writing, that the aggrieved Party deems that any such warranty, representation or covenant was breached in a material respect when made (as updated or deemed updated) and states therein, with reasonable particularity, the nature of the alleged breach and the section or provision of the relevant document which was allegedly breached and (ii) by the date which is the last to occur of three hundred ninety (390) days after the termination of this Agreement and three hundred ninety (390) days after the expiration of the Earn-Out Period, the aggrieved Party files suit against the other Party seeking legal or equitable recourse as a consequence of such breach. If the aggrieved Party timely notifies the other Party as called for in the preceding clause (i) and timely files suit against the other Party as called for in the preceding clause (ii), then the warranty, representation or covenant at issue shall not terminate, but rather shall continue until the dispute is settled between Seller and Purchaser or a final, non-appealable judgment is issued by a court of competent jurisdiction with respect thereto.

                (c) Within ten (10) days after receipt by an indemnified Party of written notice of any claim or the commencement of any action under this Paragraph 10.04 by a third party, the indemnified Party shall, if a demand in respect thereof is to be made against the indemnifying Party pursuant to this Paragraph 10.04, notify the indemnifying Party in writing of the claim or the commencement of the action, provided the failure to notify the indemnifying Party shall not relieve the indemnifying Party from any liability which it may have to the indemnified Party other than under this Paragraph 10.04. Each indemnitor shall be entitled, at its cost and expense, to contest any such third party claim or action by all appropriate legal proceedings, provided that the indemnitor shall have first notified the indemnitee of the indemnitor's intention to do so within ten (10) days after the indemnitor's receipt of such notice from the indemnitee. If the indemnitee joins in any such contest, the indemnitor shall have full authority to determine all action to be taken with respect thereto. If, after such opportunity, the indemnitor elects not to contest any such claim or action, the indemnitor shall be bound by the resolution of such claim or action obtained by the indemnitee. If required by the indemnitor, the indemnitee shall cooperate fully with the indemnitor and its counsel in contesting any such claim or action or, if appropriate, in making any counterclaim or cross-claim against the subject third party asserting the claim or bringing the action, but the indemnitor will reimburse the indemnitee for any out-of-pocket costs and expenses incurred by the indemnitee in so cooperating. The indemnitor shall pay to the indemnitee, in cash, all amounts to which the indemnitee may become entitled by reason of the provisions of this Agreement, such payment to be made within thirty (30) days after such amounts are finally determined either by mutual agreement or by judgment of a court of competent jurisdiction.

                11. SHARED CLOSING COSTS AND OTHER EXPENSES.

11.01           EXPENSES.

                (a) Seller shall pay any and all fees or costs required to be paid by Seller to the holder of the Mortgages in connection with the sale of the Project, including, but not limited to prepayment fees, lender's consent fees or lender's counsel fees, if any.

                (b) Purchaser shall pay the costs and expenses of all Test and Studies including any environmental audit of the Project and any other investigations of the Project undertaken by Purchaser and all costs and expenses, if any, charged by a lender to Purchaser in connection with any financing or joint venturing of this transaction.

                (c) Each Party shall pay its own attorney's fees.

11.02           SHARED CLOSING COSTS.

                (a) Except as set forth above in Paragraph 11.01, if each Closing occurs, Seller and Purchaser shall each pay fifty percent (50%) of all of the cost of the applicable Phase Commitment, Title Policy (including the Endorsements and the dating down and increasing the amount of coverage thereof as provided in Paragraph 6.04 hereof), updating the Survey, transferring all Permits and Guaranties to Purchaser, all escrow fees, and all transfer, conveyance, revenue, excise, documentary or other tax or stamps, including Indiana Gross Sales Tax, payable as a result of the sale of each Phase (collectively, the "Shared Closing Costs").

                (b) Except as provided otherwise in this Agreement, if each Closing does not occur because of the failure of a condition to either Party's obligation to close each Phase transaction (other than a default by a Party), each Party shall pay fifty percent (50%) of the Shared Closing Costs.

                (c) If each Closing does not occur because Seller is in default, Seller shall pay all of the Shared Closing Costs for the applicable Phase.

                (d) If each Closing does not occur and Purchaser is in default, Purchaser shall pay all Shared Closing Costs for the applicable Phase.

                12. CONDITIONS.

12.01 PURCHASER'S CONDITIONS. Purchaser shall not be obligated to close a Phase transaction unless and until:

                (a) Seller has delivered to the Escrow Agent the pre-closing and closing documents described in Paragraphs 5, 6 and 7 of this Agreement;

                (b) Title to the applicable Phase is delivered in accordance with the provisions of this Agreement and the Title Company issues the applicable Phase Title Policy to the Purchaser on the applicable Closing Date, in the amount of that portion of the Purchase Price computed as of the applicable Closing Date in accordance with Paragraph 13.02 hereof, insuring that indefeasible fee simple title to the applicable Phase is vested in Purchaser, free and clear of all liens and encumbrances, except for the Permitted Exceptions;

                (c) The applicable Phase is delivered in the physical condition provided for in this Agreement, reasonable wear and tear excepted; and

                (d) If Seller is in default in the performance of any of its obligations under this Agreement and such default has not been cured prior to the applicable Closing or any of the representations or warranties of Seller are untrue or inaccurate in any material respect when made or on the applicable Closing Date.

12.02 SELLER'S CONDITIONS. Seller shall not be obligated to close a Phase transaction unless and until:

                (a) Purchaser has delivered to the Escrow Agent that portion of the Purchase Price computed as of the applicable Closing Date in accordance with Paragraph 13.02 hereof;

                (b) Purchaser has delivered the closing documents described in Paragraph 8 of this Agreement; and

                (c) If Purchaser is in default in the performance of any of its obligations under this Agreement and such default has not been cured by Purchaser prior to the applicable Closing or any of the representations or warranties of Purchaser is untrue or inaccurate in any material respect when made or on the applicable Closing Date.

12.03 RIGHTS UPON FAILURE OF A CONDITION. Except in the case of a default by Seller under Paragraph 12.01(d) or by Purchaser under Paragraph 12.02(c), if a condition of a Phase Closing of either Party is not satisfied as of the applicable Closing Date, the Party whose condition is not satisfied at such Closing shall have the right to (i) waive such condition and proceed with the Phase Closing, (ii) extend the Phase Closing Date to permit additional time to cause the unsatisfied condition to be satisfied, or (iii) terminate this Agreement in respect to both Phases if the Phase I Closing has not already occurred, or terminate the Phase II Closing, if the Phase I Closing has occurred, and both Parties shall be released of all rights and obligations hereunder in respect to the Phase that has not closed, except as otherwise specifically provided for herein. If the failure of the condition is a default, the rights of the parties shall be governed by Section 18 hereof.

                13. EARN-OUT.

13.01 DEFINED TERMS. In addition to the other terms defined elsewhere in this Agreement, the following terms shall have the following meaning:

of Paragraphs 5.04 and 16.01 hereof.

                (i) "Carry" shall mean the amount of the proportionate share of real estate taxes and operating expenses for the applicable Phase that are (or would have been) allocable to the premises that are the subject of a Lease or New Lease that becomes a Qualified Lease for the period commencing on the applicable Closing Date and ending on the date on which the Earn-Out Payment for such Qualified Lease is due and payable hereunder, reduced by the portion, if any, of such proportionate share for the subject period that is paid to Purchaser by the Tenant or New Tenant of such Qualified Lease. To the extent payable but not paid by the subject Tenant or New Tenant, the portion of Rent from the such Tenant or New Tenant that applies to the period prior the date the subject Earn-Out Payment is due and payable shall be deemed Arrears (as hereinafter defined).

                (ii) "Closing Payment" shall mean that amount (a) that is equal to (y) for Phase I, the aggregate sum of those capitalized Net Cash Flows for those Leases set forth on the Rent Roll attached hereto as Schedule 3.01 that are Qualified Leases as of the Phase I Closing Date (which aggregated sum, as of the date hereof based on the presumption of which Leases will be Qualified Leases as of the Phase I Closing, is $13,301,810.00); plus or minus the amount by which the annual Base Rent set forth in said Schedule 3.01 for those Leases that are Qualified Leases as of the Phase I Closing Date increases or decreases as verified by the applicable Tenant Estoppel, which increase or decrease shall be capitalized using a rate of ten and 34/100ths percent (10.34%), and (z) for Phase II, the aggregate sum of the Net Cash Flows for those Phase II Qualified Leases as of the Phase II Closing Date that is capitalized using a rate of ten and 34/100ths percent (10.34%); plus (b) in the instance of the Phase I Closing only, the Lump Sum Payment; and plus or minus (c) the adjustments for the applicable Phase that are provided in Section 14 hereof.

                (iii) "Earn-Out Payment" shall mean the amount that is equal to the Net Cash Flow from those Leases or New Leases that are Qualified Leases on the date (other than any Closing Date) such Earn-Out Payment is due as provided in this Section 13 capitalized using a rate of ten and 34/100ths percent (10.34%), minus (1) the Carry, and minus (2) any unsatisfied right of offset permitted Purchaser as provided in Paragraphs 5.04, 9.03, 14.06, 1407 and 16.01 hereof that was not previously credited to Purchaser.

                (iv) "Force Majeure" shall mean delays resulting from (a) labor disputes, (b) material or labor shortages, (c) Casualty, (d) acts of God or the public enemy, (e) governmental embargo restrictions, (f) actions or inactions of any governmental authority (including, but not limited to, the failure to timely process or approve applications for the issuance or transfer of Permits, licenses or approvals), (g) the adjustment of insurance claims resulting from Casualty in excess of $1,000,000.00, (h) any other cause beyond the reasonable control and reasonable anticipation of the applicable Party, but excluding therefrom reasonable control resulting from monetary deficiency.

                (v) "Net Cash Flow" shall mean, in respect to the applicable Qualified Leases, an amount equal to the aggregate amount of the so-called "base rent" (but not operating expenses, tax reimbursements, escalations based on a consumer price index, or other similar Rent adjustments) payable for the full calendar year on and after the date the subject Qualified Lease became a Qualified Lease (without reduction for "free" Rent or Rent abatements), less any non-reimbursable operating expenses and taxes for such calendar year. Purchaser acknowledges that for those Leases set forth on Schedule 7.02(a) attached hereto, there are no non-reimbursable operating expenses or taxes that shall be a deduction in the determination of Net Cash Flow.

                (vi) "New Lease" shall mean any lease (other than the Leases) that lets or demises space in the Project and that is entered into by (a) the Seller subsequent to the date hereof, but prior to the applicable Closing Date, or (b) by Purchaser or its successor(s) subsequent to the applicable Closing Date, but prior to the expiration of the Earn-Out Period.

                (vii) "New Tenant" shall mean the tenant or lessee under a New Lease.

                (viii) "Other Center" or "Other Centers" shall mean (a) Arrowhead Crossing, located in Phoenix, Arizona, of which Opus Southwest Corporation is the Other Seller; (b) Eastchase Market, located in Forth Worth, Texas, of which Opus South Corporation is the Other Seller; (c) Maple Grove Crossing, located in Minneapolis, Minnesota, of which Opus Corporation is the Other Seller; and (d) Tanasbourne Town Center (Phase I), located in Hillsboro, Oregon, of which Bold, L.L.C. is the Other Seller.

                (ix) "Other Sale Agreement" or "Other Sale Agreements" shall mean, in respect to the Other Centers, those other four Agreements of Purchase and Sale entered into, effective as of the date hereof, by and between Purchaser hereunder, as the purchaser thereunder, and, in respect to each Other Sale Agreement, one of the Other Sellers, as the seller thereunder.

                (x) "Other Seller" or "Other Sellers" shall mean any one or more of the following: Opus South Corporation, a Florida corporation; Opus Southwest Corporation, a Minnesota corporation; Opus Corporation, a Minnesota corporation; and Bold, L.L.C, a Delaware limited liability company.

                (xi) "Qualified Lease" shall mean, on the applicable Closing Date or on the dates during or after the Earn-Out Period on which an Earn-Out Payment is required to be paid hereunder, any Lease or New Lease that, pursuant to the terms thereof:


                     (a) has been fully executed by either Seller or Purchaser (or its successor), as lessor, and by the Tenant or New Tenant, as lessee;

                     (b) the Tenant or New Tenant (1) has taken possession of the premises that is the subject of the Lease or New Lease; (2) has commenced paying Rent thereunder, provided, however, if Seller pays to Purchaser the amount of (y) any free Rent afforded such Tenant or New Tenant, or (z) the amount of Rent that would have been payable by such Tenant or New Tenant, but for a fitting-up or fixturing period


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

          afforded to such Tenant or New Tenant, then the provisions of this clause (2) shall not apply (provided that in the instance of clauses
          (y) and (z), Seller shall not be permitted to pay such Rent for a period greater than three (3) months); (3) has not terminated its Lease or New Lease or been terminated by the landlord thereof as a result of a default thereunder by such Tenant and New Tenant; (4) in the instance of the applicable Closing Date, if it occurs (i) on or before the fifteenth (15th) of a month, the Rent payment obligations thereunder are not delinquent for a period longer than the month preceding the month in which the applicable Closing Date occurred, or
          (ii) after the fifteenth (15th) of a month, the Rent payment obligations thereunder are not delinquent for a period longer than the month in which the applicable Closing Date occurred; and (5) in the instance of an Earn-Out Payment for the Earn-Out Period, the Rent payment obligations thereunder are not delinquent for a period longer than the month in which the Earn-Out Payment is due (in respect to clauses (4) and/or (5), for any Rent that is past due longer than the period set forth therein, "Monetary Default");

                    (c) the Tenant or New Tenant, as of the date an Earn-Out Payment is required to be paid hereunder in respect thereto, is not in voluntary or involuntary proceedings filed by or against it under
          Section 365 of the U.S. Bankruptcy Code ("Bankruptcy Proceeding"); and

                    (d) the Earn-Out Conditions (as hereinafter defined) therefor have been satisfied.

                (xii) "Vacant Space" shall mean space in the Project that is rentable for commercial purposes and that is not the subject of a Lease, New Lease or any other occupancy right as of the Phase I Closing Date. If a Lease, New Lease or any other occupancy right that is fully executed prior to the expiration of the First Segment (as hereinafter defined) is terminated prior to the expiration of the First Segment (provided Purchaser consents, in its sole discretion, to such termination), no Closing Payment or Earn-Out Payment has been paid in respect to such terminated Lease, New Lease or any other occupancy right, and the subject space is not the subject of a different Lease, New Lease or any other occupancy right at the expiration of the First Segment, then such space shall also be deemed to be "Vacant Space" at the expiration of the First Segment.

13.02 CLOSING DATE PURCHASE PRICE COMPUTATION. On the applicable Closing Date, as part of the Purchase Price, Purchaser shall pay to Seller the applicable Closing Payment computed in accordance with the provisions of Paragraph 13.01(ii) hereof.

13.03 LEASE ASSIGNMENT RESERVATION. Notwithstanding any provisions to the contrary contained in this Agreement, Seller shall be entitled to reserve from the Lease Assignment ("Assignment Reservation") all of the remedies (but excluding any eviction actions or summary depossess actions) of the landlord under the subject Leases or New Leases (that are executed by Seller) that pertain to (i) an event(s) that occurred prior to the applicable Closing Date, but the obligation of indemnity by or performance of the subject Tenant or New Tenant in respect to such event does not arise until on or subsequent to such Closing Date; (ii) the recovery of Rent that is either due and payable prior to the applicable Closing Date or due prior to the applicable Closing Date, but not payable until thereafter, including Unknown Rents (as hereinafter defined); and (iii) the recovery of any base rent portion of Rent that is due under Leases or New Leases prior to the date ("Reserved Base Rent Date") that is the first to occur of (y) the date on which the Earn-Out Payment in respect thereto is paid (if any is required as hereafter provided), and (z) the date ("Lease Reservation Date") that is five
(5) months subsequent to the date (subject to Force Majeure) that is set forth in the subject Lease or New Lease for the commencement of the term thereof. Because Purchaser is to be the payee of Rent under Leases and New Leases due on and after the Closing Date, the Lease Assignment shall not specifically reserve the Assignment Reservation provisions provided in clause (iii). However, provided Purchaser is not required to make any out-of-pocket expenditures to third parties and Purchaser applies all Rents received after the applicable Closing first to Rent then due under the applicable Leases and New Leases as provided in Paragraph 14.02 hereof, Purchaser agrees to fully cooperate with Seller in prosecuting against the applicable Tenant or New Tenants the rights reserved in the Assignment Reservation, provided, further, however, that prior to the commencement of any action or proceeding against such Tenant or New Tenant, Seller notifies Purchaser of its intent to commence any such action or proceeding and affords Purchaser a reasonable period of time to resolve the matter with such Tenant or New Tenant before Seller commences any such action or proceeding.

13.04 NEW LEASES. Except for New Leases presented to Purchaser by Seller as hereafter provided, Purchaser and its successors, during the Earn-Out Period, shall not enter into any lease, tenancy, occupancy agreement, rental agreement, option, license or concession for space in the Project (collectively, "Rental Undertaking"), without first obtaining Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. If Seller consents as aforesaid to a Rental Undertaking, such approved Rental Undertaking shall be deemed a New Lease. During the period commencing on the date hereof and ending on the expiration of the Earn-Out Period, Seller shall have the exclusive right to negotiate prospective New Leases, except in the instance of Rental Undertakings to which Seller has consented as aforesaid. Purchaser agrees to bind its successors, assigns and their successors and assigns to the provisions of this Paragraph 13.04.

                  Seller shall keep Purchaser reasonably advised of the terms, provisions and conditions of such prospective New Leases as well as the identity of and the available financial information pertaining to the lessee ("Prospect") of a proposed New Lease. Purchaser agrees to reasonably cooperate with and advise Seller whether the credit worthiness of the Prospect is acceptable to Purchaser and of those terms, provisions and conditions proposed for prospective New Leases that Purchaser approves or disapproves. Purchaser agrees not to unreasonably withhold or delay its consent and approval of the credit worthiness of the Prospect or of such terms, provisions and conditions, provided the same are reasonably consistent with the Leases and New Leases (or does not violate any provision thereof) in respect to (i) rental rates and proposed Tenant Inducements for comparable space within the Project for Prospects of comparable net worth, (ii) duration of lease term, and (iii) exclusive uses proposed for the Prospect..

                  Under the provisions of a New Lease, (i) for the period prior to the applicable Closing Date, Seller shall be the landlord thereof, and (ii) for the Earn-Out Period in respect to the applicable Phase, Purchaser shall be the landlord thereof and Seller shall be a party thereto, as contractor, for the limited purpose of performing the New Lease Obligations (as hereinafter defined).

                  When and as a final draft of a New Lease is prepared, Seller shall deliver a true and complete copy thereof to Purchaser along with all financial information pertaining to the Prospect that is in Seller's possession or under its control that was not theretofore delivered to Purchaser. Purchaser shall advise Seller, in writing, within ten (10) business days after Purchaser's receipt of the draft New Lease, whether Purchaser approves or disapproves the same. If Purchaser notifies Seller as aforesaid of Purchaser's disapproval of a draft New Lease ("Disapproved Lease"), such notice shall set forth, in reasonable particularity, the reasons for Purchaser's disapproval. If Purchaser fails to so notify Seller of whether the draft New Lease is approved or disapproved as aforesaid, it shall act as notice to Seller that Purchaser has approved the same. When a prospective New Lease has been approved or is deemed to have been approved, (i) in the instance of prospective New Leases to be executed prior to the applicable Closing Date, Seller shall execute the same as Landlord thereunder, and (ii) in the instance of prospective New Leases to be executed during the Earn-Out Period for the applicable Phase, Seller shall promptly thereafter deliver execution originals of the same to Purchaser that have been executed by the subject Prospect, as the New Tenant, and by the Seller in respect to the New Lease Obligations. Within five (5) business days following Purchaser's receipt of execution originals as aforesaid in clause (ii), Purchaser shall execute and return the same to Seller. If Purchaser fails to return, when required, said originals executed by Purchaser as aforesaid, such New Lease ("Unsigned Lease") shall automatically be deemed a New Lease that is fully executed during the Earn-Out Segment (as hereinafter defined) in which Seller delivered it to Purchaser for execution, and shall be deemed a Qualified Lease and the Earn-Out Conditions in respect thereto satisfied on the sixth
(6th) business day after it was delivered to Purchaser, notwithstanding the provisions of Paragraph 13.01(xi) hereof. As a result, subject to the provisions of the next sentence, Purchaser shall pay to Seller, on the twenty-fifth (25th) day of the month first occurring thereafter, the Earn-Out Payment computed in respect to such Unsigned Lease. However, in the event, after the date an Unsigned Lease became a Qualified Lease as aforesaid and prior to the date the Prospect thereof withdraws its signature thereto, Purchaser executes and returns to Seller such Unsigned Lease, Seller agrees to be bound by and to perform the New Lease Obligations for such Unsigned Lease.

                  In the event, at any time prior to the date that is three (3) months subsequent to the expiration date of the Earn-Out Segment in which there was a Disapproved Lease, Purchaser (or its successors or assigns) enters into any Rental Undertaking with the Prospect of such Disapproved Lease, such Rental Undertaking shall automatically, notwithstanding the provisions of Paragraph 13.01(xi) hereof, be deemed to be a Qualified Lease, and Purchaser shall pay to Seller, on the twenty-fifth (25th) day of the month first occurring after such Rental Undertaking was signed by Purchaser, an amount equal to (a) the Earn-Out Payment computed in respect to the provisions of such Rental Undertaking as a Qualified Lease, minus (b) the Footage Payment, if any, that was previously paid by Purchaser in respect to the portion of the Project that is the subject of such Rental Undertaking, minus, (c) the costs incurred by Purchaser to unrelated third parties for the construction and completion of tenant improvements and broker's commissions for the subject Rental Undertaking, but in an amount, in either instance, not greater than the cost of those tenant improvements and Commissions provided in the Disapproved Lease, and minus (d) any unsatisfied right of offset afforded Purchaser pursuant to Paragraphs 5.04, 9.03, 14.06, 14.07 and 16.01 hereof. The obligations of Purchaser under the provisions of this grammatical paragraph shall survive the applicable Closing and the later expiration of the Earn-Out Period.

13.05 EARN-OUT PERIOD. The hereafter provided period of time subsequent to the Phase I Closing Date shall be divided into two segments (respectively, "First Segment," and "Second Segment," and generally, "Earn-Out Segment,"). Each Earn-Out Segment during which Seller has elected, as hereafter provided, to extend the term of this Agreement shall be for a period of five (5) months or for such longer period as provided in Section 13.06 hereof. The First Segment shall commence on the day after the Phase I Closing Date, and the Second Segment (if Seller elected or is deemed to have elected to extend the Earn-Out Period) shall commence on the day after the expiration of the First Segment. Provided the Phase I Closing occurs, Seller hereby elects to extend the term of this Agreement for the First Segment. Seller may elect, in its sole discretion, to extend the term of this Agreement for the Second Segment by delivering to Purchaser Seller's written notice of such election ("Earn-Out Extension Notice") not less than thirty (30) days prior to the expiration of the First Segment. If Seller fails to deliver, as aforesaid, its Earn-Out Extension Notice, it shall act as notice to Purchaser that Seller has elected not to extend the term of this Agreement for the Second Segment, but such election or deemed election of Seller shall not affect the obligations of the Parties in respect to the Phase II Closing. However, notwithstanding the preceding sentence, if one or more of the Other Sellers elect(s), under the provisions of its respective Other Sale Agreement, to extend for the Second Segment, Seller, regardless of its election hereunder, shall be deemed to have elected to so extend this Agreement, except that an election by the Other Seller under the terms of the Other Sale Agreement for Tanasbourne Town Center (Phase I) to extend for the second segment thereunder shall not be deemed an election of Seller hereunder to extend the Earn-Out Period for the Second Segment, if the closing for such Other Center is after the Phase I Closing. The aggregate of the Earn-Out Segments for which Seller has elected or is deemed to have elected to extend the term hereof shall be referred to as the "Earn-Out Period." Any time remaining in the Earn-Out Period on and after the Phase II Closing Date shall be applicable to Phase II as well as Phase I, provided that the Earn-Out Period applicable to Phase II (except as provided in Paragraph 17.02 below) shall not be longer than the Phase I Earn-Out Period.

13.06 CASUALTY DURING EARN-OUT PERIOD. Except as hereafter provided, if, during the Earn-Out Period, there is a Casualty to a Vacant Space, the Earn-Out Period and the applicable Earn-Out Segment shall be tolled as to the damaged Vacant Space until such time as Purchaser causes such damaged Vacant Space to be restored to a habitable condition, exclusive of tenant's improvements. Except as hereafter provided, if, during the Earn-Out Period, there is a Casualty to twenty five percent (25%) of the Square Footage of the entire Project (as opposed to a particular Phase) Improvements (exclusive of the Vacant Space), the Earn-Out Period and the applicable Earn-Out Segment shall be tolled until such time as such damaged Improvements are restored to a condition so that the Tenants or New Tenants thereof are open and operating their respective businesses therein, except in respect to those Tenants or New Tenants whose Leases or New Leases were terminated as a result of the subject Casualty. Purchaser agrees to promptly notify Seller, in writing, of the occurrence of such a Casualty. Notwithstanding the foregoing, in the event of such a Casualty, Seller shall deliver to Purchaser, within ten (10) days following the date of Seller's receipt of Purchaser's written notification, Seller's written notice ("Casualty Notice") of its good faith determination that such Casualty is the proper basis for the tolling of the applicable Earn-Out Segment. If Seller fails to deliver a Casualty Notice as aforesaid, it shall act as notice to Purchaser that Seller is not claiming any tolling of the applicable Earn-Out Segment in respect to such Casualty. Regardless of a Casualty Notice, there will be no tolling of the Earn-Out Period if Purchaser restores the applicable portion of the Improvements in the Phase(s) that has been closed within thirty (30) days following the date of such Casualty. However, if such restoration is not completed within said thirty (30) days, the Earn-Out Period shall be tolled commencing on the date of the Casualty and ending on the date provided in the first two sentences of this Paragraph 13.06. During the Earn-Out Period, following a Casualty, Purchaser agrees to diligently (subject to Force Majeure) undertake the restoration of the applicable portion of the Improvements in the Phase(s) that has then closed.

13.07 EARN-OUT PAYMENTS. In respect to Leases or New Leases that are fully executed prior to the expiration of the Earn-Out Period, on the twenty-fifth
(25th) day of each calendar month after the Phase I Closing Date, provided the subject Lease or New Lease is a Qualified Lease in respect to Phase I on and after the Phase I Closing Date and a Qualified Lease in respect to Phase II on and after the Phase II Closing Date, but prior to the Lease Reservation Date, Purchaser shall pay to Seller the Earn-Out Payment computed in respect to those Leases and New Leases that became, for the first time, Qualified Leases during the preceding month and for which no Earn-Out Payment had been previously paid to Seller. In the event a New Lease is executed during the First or Second Segment, but it does not become a Qualified Lease until after the expiration of the Earn-Out Period, but prior to the Lease Reservation Date, Purchaser, subject to the satisfaction of the Earn-Out Conditions, shall pay to Seller at the time aforesaid, an amount equal to the Earn-Out Payment computed in respect to such subsequent Qualified Lease. Any Earn-Out Payment shall be subject to any unsatisfied right of offset as provided in Paragraphs 5.04, 9.03, 14.06, 14.07 and 16.01 hereof.

                  Notwithstanding the foregoing, the Earn-Out Payment or Closing Payment in respect to a particular Qualified Lease (excluding those that are Qualified Leases in respect to an Unsigned Lease or a Rental Undertaking with the Prospect of a Disapproved Lease as provided in each instance in Paragraph
13.04 hereof) shall not be due and payable by Purchaser to Seller, unless and until, Seller, prior to the Lease Reservation Date, has delivered or caused to be delivered to Purchaser, in respect to the subject Qualified Lease, (i) a fully executed original thereof; (ii) a certificate of occupancy from the applicable governmental authority authorizing the uninterrupted occupancy by the subject Tenant or New Tenant of the subject premises; (iii) the applicable Tenant Estoppel containing no material exceptions or Seller's Estoppel, if in accordance with the provisions of Paragraph 7.15 hereof; (iv) Schedule 10.01(xvii) from Seller in respect to the subject Lease or New Lease, updated to the date the Earn-Out Payment is due, setting forth any unsatisfied Tenant Inducement in respect thereto; (v) evidence, in form and content reasonably satisfactory to Purchaser, that the portion of Tenant Inducements payable to the subject Tenant or New Tenant has been paid by Seller;
(vi) an original of the insurance certificates required from the subject New Tenant under the Qualified Lease; (vii) the date down and increased coverage endorsement for the Title Policy required pursuant to the provisions of Paragraph 6.04 hereof, provided Purchaser pays fifty percent (50%) of the Shared Closing Costs in respect thereto; and (viii) copies of the "as-built" plans and specifications for the tenant improvements for the subject Qualified Lease (collectively, in respect to clauses (i) through (viii) above, "Earn-Out Conditions"). The Earn-Out Payment obligations of this Paragraph 13.07 shall survive each Closing Date and the later termination of this Agreement. If the Earn-Out Conditions are not satisfied for the subject Lease or New Lease on or prior to the Lease Reservation Date therefor, then Purchaser shall have no obligation to make any Earn-Out Payment in respect thereto.

13.08 FOOTAGE PAYMENT. In the event Seller elects not to extend the Earn-Out Period for the Second Segment, Purchaser shall pay to Seller, when hereafter provided, an amount ("Footage Payment") equal to the Square Footage (as hereinafter defined) of the Vacant Space existing at the expiration of the First Segment, multiplied by (i) $55.00 for that portion of the Vacant Space that is not greater than one hundred feet in depth as measured from the front exterior surface to the rear exterior surface, and (ii) $45.00 for that portion of the Vacant Space that is greater than one hundred feet in depth measured as aforesaid. If Seller elects or is deemed to have elected to extend the term of the Earn-Out Period for the Second Segment, there will be no Footage Payment. "Square Footage" shall mean the aggregate number of square feet of the Vacant Space measured from the front exterior surface to the rear exterior surface and from the middle of demising walls of such Vacant Space. Within forty-five (45) days following the date Seller has elected or is deemed to have elected not to extend the term of the Earn-Out Period for the Second Segment, Seller shall deliver to Purchaser Seller's computation of the amount of the Footage Payment ("Footage Computation") which will set forth the identity of the Vacant Space, the depth of the Vacant Space, and the amount of the Square Footage contained therein. Unless Purchaser notifies Seller within ten (10) business days following Purchaser's receipt of the Computation Notice that Purchaser disagrees with the provisions thereof, Purchaser shall pay to Seller, within thirty (30) days following Purchaser's receipt of the Computation Notice the amount of the Footage Payment provided therein. If Purchaser does object to the Computation Notice as aforesaid, Purchaser and Seller shall promptly confer, in good faith, to resolve the disagreement. When the disagreement is resolved, within ten (10) business days thereafter, Purchaser shall pay to Seller the resolved Footage Payment. Any Footage Payment shall be subject to any unsatisfied right of offset as provided in Paragraphs 5.04, 9.03, 14.06, 14.07 and 16.01 hereof.

13.09     INTENTIONALLY DELETED.

13.10 SELLER'S NEW LEASE OBLIGATIONS. Seller, at its sole cost and expense, shall (i) apply for and obtain all permits and licenses necessary to construct all tenant improvements required under New Leases; (ii) subject to Force Majeure, construct and complete, when required under the provisions of New Leases, all such tenant improvements; (iii) pay, when due, all

Commissions in respect to New Leases; (iv) provide and undertake the required New Lease construction and warranty work ("Tenant Warranty"); and (v) provide the builder's "all risk" and general liability insurance coverage required by the subject New Lease in respect to such construction (collectively in respect to clauses (i) through (v), "New Lease Obligations").

13.11 PUNCHLIST. The portion of the Purchase Price payable at each Closing as computed pursuant to the provisions of Paragraph 13.02 hereof and the amount of each Earn-Out Payment due hereunder shall be reduced by an amount which shall be held by Purchaser and disbursed as hereafter provided, which amount shall equal one hundred and twenty five percent (125%) of the reasonably estimated cost of completing all of the tenant improvement work for Leases and New Leases that are Qualified Leases in the applicable Phase as of the applicable Closing Date and/or Earn-Out Payment date. The amount of the Footage Payment payable hereunder shall be reduced by an amount which shall be held by Purchaser and disbursed as hereafter provided, which amount shall equal one hundred twenty five percent (125%) of the reasonably estimated cost of constructing and completing substantially to those standards for the shell and core portions of the Improvements for the subject Phase that are each set forth on the Shell and Core List and Standard attached hereto as Schedule 13.11 (collectively, in respect to the first and second sentences of this Paragraph 13.11, "Punchlist Holdback"). The Punchlist Holdback shall be compiled in a line item format in respect to major segments for completing such incomplete items and shall set forth the reasonable cost of completing each such line item. If Seller and Purchaser, within fifteen (15) days prior to the date the foregoing payments hereunder are due, are unable to agree on the scope or amount of each applicable Punchlist Holdback line item, Seller and Purchaser shall appoint a third party contractor to make such determination, and the scope and amount so determined by the third party contractor shall be binding upon the Parties. When the scope and amount of the applicable Punchlist Holdback is determined as aforesaid, it shall be attached to this Agreement, respectively, as Schedules 13.11(a)(1), 13.11(a)(2), etc. Thereafter, subject to Force Majeure, Seller, at its sole cost and expense (regardless of the amount of the Punchlist Holdback), agrees to diligently prosecute to completion ("Punchlist Work") all of the items on each
Schedule 13.11(a) attached hereto. The obligation of Seller to complete the Punchlist Work is absolute and unconditional. Monthly, after each Punchlist Holdback is established as aforesaid, when Punchlist Work pertaining to various line items on the applicable Punchlist Holdback is complete, the Purchaser shall pay to Seller one hundred percent (100%) of that portion of the applicable Punchlist Holdback applicable to such completed Punchlist Work (thereby retaining twenty-five percent (25%) thereof), provided Seller has delivered to Purchaser a Form G704 in the form attached to the Exhibit Agreement as Schedule 13.11(b), executed by Seller (or its contractor) setting forth that the subject line item of such Punchlist Work has been completed.

          When all of the Punchlist Work in respect to the applicable Punchlist Holdback has been completed in respect to the applicable Phase and the Forms G704 therefor have been delivered to Purchaser, Purchaser shall pay to Seller the remaining twenty-five percent (25%) of the subject Punchlist Holdback, provided Seller has delivered to Purchaser the following documents:

          (a) Evidence that all payment in the manner required by the applicable contract, agreement or undertaking is paid in full in respect to the subject Phase Punchlist Work;

          (b) Lien waivers required by (and that are reasonably satisfactory to) the Title Company from the Seller and its contractor and subcontractors that are necessary to insure over Liens in respect to the subject Punchlist Work; and

          (c) In respect to the portion(s) of the subject Punchlist Work that pertains to incomplete tenant improvements under a Lease or New Lease, an acknowledgment from the subject Tenant or New Tenant, in form and substance reasonably acceptable to Purchaser, setting forth the applicable Tenant's or New Tenant's acceptance of completion of the subject tenant improvements.

          14. CLOSING ADJUSTMENTS AND APPORTIONMENTS.

          All of the items of income and expense mentioned in this Section 14 shall be apportioned or adjusted between Seller and Purchaser as of 12:01 A.M., local time of the Project, as of the applicable Closing Date. Except as provided in the instance of Unknown Rents as provided in Paragraph 14.03 hereof, all apportionments and adjustments shall be made as of the applicable Closing Date. To the extent that the apportionments and adjustments, at the applicable Closing, are based upon any errors or omissions in the calculation or determination thereof, promptly after notice of such errors or omissions, the Parties shall readjust or reapportion and make the payment required as a result thereof.

14.01 RENTS. The fixed and minimum rents and all additional rents, escalation charges, common area maintenance charges, imposition charges, heating and cooling charges, insurance charges, charges for utilities, percentage rent, and all other rents, charges and commissions (collectively, the "Rents") payable by the Tenants under the Leases and New Leases that are Qualified Leases for the applicable Phase as of the applicable Closing Date, to the extent collected by Seller on or prior to such Closing Date and which represent payments of Rents applicable to a period of time subsequent to such Closing Date. Notwithstanding the foregoing, Seller shall be permitted the rights against Tenants and New Tenants as provided in the Assignment Reservation set forth in Paragraph 13.03 hereof.

14.02 ARREARS. Any of the Rents that are due and payable by the Tenants and New Tenants of the applicable Phase on or prior to the applicable Closing Date, but which have not been collected by the Seller on or prior to such Closing Date, or payment of which has been deferred until after such Closing Date ("Arrears"), to the extent applicable to any period of time on or prior to the Closing Date, and which are paid after such Closing Date shall, subject to the terms below, be paid to Seller and be the subject of the Assignment Reservation, and if the Arrears are received by Purchaser, Purchaser shall pay the Arrears to Seller after collection by Purchaser, provided, however, that if any Arrears exist on such Closing Date, all Rents, received and collected by Purchaser after such Closing Date shall be applied first to payment of all Rents due Purchaser and second to all Arrears due Seller. Purchaser shall have no obligation to collect any Arrears or to commence any action to enforce the obligation of Tenants to pay the Arrears, but Purchaser agrees to cooperate with Seller in the collection of such Arrears, but only as provided in Paragraph 13.03 hereof. In the event Purchaser elects to commence any action or proceeding against any Tenant and as a result thereof collects any Arrears which Purchaser is required to remit to Seller, Purchaser shall be entitled to deduct and retain a portion of the amount collected which is equal to the Pro Rata Share (as hereinafter defined) of the Litigation Expenses incurred by Purchaser in connection with the collection of the Arrears. Notwithstanding anything to the contrary, Seller, as a result of the Assignment Reservation, shall have the right, after delivery of prior written notice to Purchaser, to commence any action or proceeding, except a summary depossess or any eviction actions, against any Tenant for Seller's portion of any Arrears.

14.03 UNKNOWN RENTS. Any Rents which have accrued but are not due and payable on the applicable Closing Date because the applicable Lease or New Lease year or other fiscal period for the subject Phase for which such Rents are to be computed has not yet expired (including by way of example only, escalation charges and percentage rents) or if it has expired but cannot for any other reason be calculated by the Parties on such Closing Date ("Unknown Rents"), shall be apportioned promptly after (i) the expiration of the applicable Lease or New Lease year or other fiscal period, and (ii) the receipt and collection of the Unknown Rents. Purchaser shall make reasonable efforts to ascertain the amount of the Unknown Rents (but, shall not be obligated to commence any action or proceeding to collect Unknown Rents, except that Purchaser shall reasonably cooperate with Seller in respect to the Assignment Reservation as provided in Paragraph 13.03 hereof), and when the amounts of the Unknown Rents are ascertained, received and collected by Purchaser, Purchaser shall promptly pay to Seller a portion (the "Pro Rata Share") of the Unknown Rents determined by multiplying the Unknown Rents collected by a fraction, the numerator of which is the number of days in the applicable Lease or New Lease year or other fiscal period up to but excluding the applicable Closing Date and the denominator of which is the number of days in the applicable Lease or New Lease year or other fiscal period, less any monies Seller has previously received on account of the Unknown Rents and Seller's Pro Rata Share of the Litigation Expenses incurred by Purchaser in the collection of the Unknown Rents. In the event it is determined after the applicable Closing that the amount of the Unknown Rents received by Seller exceeds the Seller's Pro Rata Share, Seller shall promptly pay such excess to Purchaser upon demand. Notwithstanding anything to the contrary, Seller shall have the right to commence any action or proceeding, except a summary depossess or an eviction action, against any Tenant for Seller's portion of any Unknown Rents.

14.04 UTILITIES. To the extent not payable by Tenants or New Tenants, the actual or estimated charges for utilities accrued and payable by Seller prior to the applicable Closing Date, provided Purchaser is required by law or elects to assume Seller's account. Deposits for utilities (the "Utility Deposits"), plus any interest on the Utility Deposits to which Seller is or will be entitled, held by the provider of the utilities and which are freely transferable to Purchaser, shall, at the election of the Purchaser, be assigned by Seller to Purchaser and Purchaser shall pay Seller the full amount thereof at the applicable Closing, in addition to the applicable portion of the Purchase Price. Seller shall retain the right to obtain a refund of any Utility Deposits which are not required to be assigned to Purchaser and Purchaser will cooperate with Seller in obtaining any refund. With respect to water, sewer, electric and gas charges, Seller shall make reasonable efforts to obtain a reading of the meter or other consumption measuring device as of the applicable Closing Date. If the Seller is unable to obtain such a reading, Seller shall furnish a reading as of a date not more than thirty (30) days prior to the applicable Closing Date and the unknown charges shall be apportioned on the basis of an estimate computed by utilizing such reading and the most recent bill from the utility provider, computed on an equal per diem basis.

14.05 CONTRACTS. Prepaid charges, payments and accrued charges under the Contracts set forth in Schedule 7.05(a) attached hereto, to the extent not paid by Tenants or New Tenants. However, if paid by Tenants or New Tenants, Seller shall credit Purchaser with the amount thereof received by Seller from such Tenants or New Tenants, to the extent not applied to the payment obligations under the Contracts.

14.06 TAXES. All references to the year of real estate taxes shall mean those real estate taxes that are due with respect to the stated year, but are not assessed and payable until the succeeding year. Seller shall cause all real estate taxes for 1994 and prior years for the Project to have been paid as of the Phase I Closing Date. Seller shall be responsible for paying the 1995 real estate taxes and, if possible, shall cause such real estate taxes to be paid as of the Phase I Closing. If the statement for the 1995 real estate taxes is not available on or before the Phase I Closing, the 1995 real estate taxes shall be estimated to be $31,870.00, and the Parties shall thereafter make such adjustments (increases or decreases) as may be necessary at such time as the 1995 real estate tax statement becomes available. Notwithstanding the foregoing, at each Closing, to the extent there are Tenants or New Tenants that pay their Real Estate Tax Rent (as hereinafter defined) on a lump sum basis, Seller shall not be required to credit Purchaser with that portion of the pro-rata share of the real estate taxes that are payable in the year of such Closing for the period from January 1 to the date of the applicable Closing for which such lump sum paying Tenants and New Tenants are responsible ("Lump Sum Non-Credit"). However, if any such Tenant or New Tenant fails to pay their respective lump sum portion of Real Estate Tax Rent when due that is applicable to the period from January 1 to the applicable Closing Date, Purchaser shall notify Seller of the same, in writing, and Seller shall pay such unpaid amount within five (5) business days and such amount so paid by Seller shall be deemed Arrears. In the event Seller fails to pay such amount, Purchaser shall be permitted to offset any Closing Payment, Footage Payment, Earn-Out Payment or other sum payable by Purchaser to Seller hereunder that is thereafter due. To the extent there are insufficient future payments due Seller from Purchaser against which to make such offset, Purchaser shall have the remedy against Seller as provided in Paragraph 18.05 hereof. The 1996 real estate taxes for the applicable Phase shall be pro-rated as of the applicable Closing Date. Seller's pro-rata share of 1996 real estate taxes shall be calculated based upon the number of days elapsing from January 1, 1996 to, but not including, the applicable Phase Closing Date in relation to 365 days in the year 1996. Purchaser shall be responsible for the remaining portion of such real estate taxes, commencing with the applicable Closing Date and continuing through December 31 of the year of the applicable Closing. In the event the statements for the 1996 real estate taxes are not available as of the applicable Closing Date, the Parties shall make the pro-ration provided for herein on the basis of an agreed upon estimate of $288,700.00, and shall thereafter make such adjustments as may be necessary at such time as the tax statements for the total real estate taxes for 1996 become available. The Closing Payment for each Closing shall be reduced by the amount of the unpaid 1995 real estate taxes (exclusive of the Lump Sum Non-Credit), plus Seller's pro-rata share of the 1996 real estate taxes.

         The portion of the Rent under Leases and New Leases that pertains to the obligations of Tenants and New Tenants to pay their respective pro-rata share real estate taxes (or special assessments provided in Paragraph 14.07 hereof) shall be called "Real Estate Tax Rent." Certain Tenants and New Tenants pay their Real Estate Tax Rent in a lump sum(s) and others pay their Real Estate Tax Rent on a monthly basis. The portion of Real Estate Tax Rent that pertains to the period prior to the applicable Closing Date and which was paid to Seller by those Tenants and New Tenants who pay the same on a monthly or lump sum basis shall be retained by Seller. Any Real Estate Tax Rent received by Seller prior to the applicable Closing Date that pertains to the period on or subsequent to such Closing Date shall be credited to Purchaser at such Closing. Any Real Estate Tax Rent received by Purchaser after the applicable Closing that pertains to the period prior to such Closing Date (except that which is a Lump Sum Non-Credit) shall, be paid by Purchaser to Seller. The Real Estate Tax Rent retained by Seller shall be subject to adjustment (increases or decreases) at such time as Purchaser reconciles the estimated payment of Real Estate Tax Rent with the amount of the actual real estate taxes paid for 1996.

14.07 ASSESSMENT INSTALLMENTS. If, as of the applicable Closing Date, the subject Phase is encumbered or otherwise affected by any assessment (whether or not a lien) which becomes payable in installments, for the installment that is due and payable in the year in which the applicable Closing occurs, Seller shall credit Purchaser with the pro-rata portion of such installment from January 1 of the year of such Closing to the applicable Closing Date, except for an amount that would be equal to the Lump Sum Non-Credit. Such pro-ration shall be made on the basis that the number of days from January 1 of the year of the applicable Closing to, but excluding, the applicable Closing Date bears to three hundred and sixty five (365) days. The portion of Real Estate Tax Rent applicable to the installment of assessment payable in the year of the applicable Closing that pertains to the period prior to the applicable Closing and which was paid to Seller by Tenants or New Tenants shall be retained by Seller. Any Real Estate Tax Rent applicable to such installment or assessment that was received by Seller prior to the applicable Closing Date that pertains to the period on or subsequent to such Closing Date shall be credited to Purchaser at such Closing. Any Real Estate Tax Rent applicable to such installment of assessment received by Purchaser after the applicable Closing Date that pertains to the period prior to such Closing Date (except that which is a Lump Sum Non-Credit) shall be paid by Purchaser to Seller. If any Tenant or New Tenant who pays their respective Real Estate Tax Rent on a lump sum basis and for whom a Lump Sum Non-Credit was provided, Seller shall remain responsible for Lump Sum Non-Credit as provided in Paragraph 14.06.

14.08 PERMITS. The (i) Vault taxes and rents, if any, due and payable in 1996 (to the extent not the obligation of the applicable Tenants or New Tenants to pay), (ii) Permit fees to the extent transferable, and (iii) government inspection fees shall be apportioned as of the applicable Closing Date.

14.09 SECURITY DEPOSITS/TENANT INDUCEMENTS. Purchaser shall receive a credit against the portion of the Purchase Price payable on the applicable Closing Date in an amount equal to the sum of (i) the Security Deposits, if any, which Seller is holding pursuant to the Leases and New Leases in the subject Phase and as set forth in Schedule 7.02(a) attached hereto, plus (ii) all costs, expenses and losses (including without limitation, reductions in Rent) which will be incurred by Purchaser after the applicable Closing as a result of all Tenant Inducements given on or before the applicable Closing Date which are not paid in full as of such Closing in respect to Qualified Leases in the subject Phase as of the applicable Closing Date.

14.10 CUSTOMARY ITEMS. Any other items of income and expense not specifically mentioned in this Section 14 which are customarily apportioned in real property transactions of the character contemplated by this Agreement.

14.11 APPORTIONMENT BETWEEN PHASES. For the purpose of determining the pro-rations provided in this Section 14, on the Phase I Closing Date, Purchaser and Seller shall attempt, in good faith, to the extent reasonably practicable, to apportion between Phase I and Phase II in the proportion attributable to Phase I and Phase II of the pro-rations provided in this Section 14.

          15. CLOSING.

15.01 CLOSING AND CLOSING DATE. The closing of Phase I of this transaction ("Phase I Closing") shall be held at the office of Opus Properties on June 27, 1996 (the "Phase I Closing Date"), and the closing of Phase II of this transaction ("Phase II Closing") shall be held at the office of Opus Properties on the date ("Phase II Closing Date") that is the first to occur of November 1, 1996, and the date all of the Leases and New Leases for all of the rentable portion of Phase II are Qualified Leases, subject, in each instance, to extensions pursuant to Paragraphs 5.04, 6.03, 7.20, 12.03 and 17.02 hereof.

          16.      POSSESSION.

16.01 POSSESSION AND POST CLOSING WORK. Purchaser shall be entitled to possession of the applicable Phase on the subject Closing Date, subject only to such Phase's Leases, New Leases, Assignment Reservation and the Permitted Exceptions. Notwithstanding the foregoing, subsequent to the applicable Closing Date, Seller and Seller's agents, contractors and subcontractors shall have access to such portions of the Project necessary and convenient to commence and/or complete (i) the Punchlist Work; (ii) Unacceptable Conditions; (iii) Seller's New Lease Obligations; (iv) incomplete tenant improvement work under Leases; (v) Warranty Work; and (vi) Tenant Inducements (collectively in respect to clauses (i) through (vi), "Post Closing Work"). All Post Closing Work shall be done (a) at Seller's sole cost and expense, (b) in a fashion to reasonably minimize, taking into account the scope and nature of the Post Closing Work, the disruption to Tenants and New Tenants and to the operation and management of the subject Phase(s) by Purchaser and Purchaser's agents, (c) in compliance with Environmental

Laws, and (d) in any event, subject to Force Majeure, with diligence. The obligation of Seller to complete the Post Closing Work and to pay Commissions and pay all financial obligations of Seller hereunder is absolute and unconditional, and Seller agrees to indemnify, defend and hold Purchaser and its successors and assigns and the Project harmless (including Litigation Expenses) from and against any and all (except as provided in Paragraph 23 hereof) loss, damage, claim, demand, liability, Lien, action, cause of action, judgment or decree as a result of (A) damage or destruction to property, including title to the Project, (B) personal injury, or (C) loss of Rent resulting from the performance or non-performance of the Post Closing Work by Seller (except that which is caused, in whole or in part, by the negligence, willful misconduct or breach of contract by Purchaser or its successors and assigns or their respective agents, employees, contractors or subcontractors), and resulting from Seller's failure to pay Commissions or to pay all financial obligations of Seller hereunder. In the event Seller fails to perform the Post Closing Work, pay Commissions or pay all financial obligations of Seller hereunder, Purchaser may deduct from the next succeeding Earn-Out Payment payable hereunder after the event of Seller's failure as aforesaid, the cost and expense incurred by Purchaser in completing such incomplete Post Closing Work, paying such unpaid Commissions or paying all financial obligations of Seller hereunder. During the performance of any Post Closing Work, Seller shall maintain commercial public liability insurance in an amount and issued by carriers that is reasonably satisfactory to Purchaser naming Purchaser and those other persons or entities reasonably designated by Purchaser as additional insureds thereunder.

          17. RISK OF LOSS.

17.01 RISK. Except as provided in Paragraphs 17.02 and 17.03, the risk of loss or damage (the "Loss") to the subject Phase by (i) condemnation, eminent domain or similar actions or proceedings or threat thereof (collectively, "Taking"), or (ii) fire or other casualty (collectively, a "Casualty") shall be borne by Seller through the date and time that the applicable portion of the Purchase Price payable on the applicable Closing Date is paid to Seller and thereafter shall be borne by Purchaser.

17.02 DAMAGE AND DESTRUCTION. In the event all or any portion of Phase I is materially damaged by any cause whatsoever prior to the Phase I Closing Date, Seller shall so advise Purchaser and Purchaser shall have the right, at its sole option, to either: (a) proceed with the Phase I Closing with no reduction in the Purchase Price, provided, however, Purchaser shall receive from Seller on the Phase I Closing Date (i) all proceeds of any casualty insurance maintained by Seller and payable with respect to such damage, and (ii) an amount equal to the deductible on such casualty insurance which, in the instance of clauses (i) and
(ii), are applicable to Phase I; or (b) terminate this Agreement by giving written notice of termination to Seller within ten (10) business days of the date Purchaser is advised by Seller of such damage, in which event the Deposit shall be refunded to Purchaser, Seller and Purchaser shall each pay 50% of the Shared Closing Costs as of the date this Agreement is terminated by Purchaser, and Seller and Purchaser shall have no further rights or obligations under this Agreement, except those rights and obligations specifically set forth herein as surviving such termination. The Seller represents and warrants to Purchaser that the Improvements (except any Tenant's or New Tenant's trade fixtures therein) for the entire Project are insured to the full replacement value thereof with a deductible of not more than $5,000.00, which insurance Seller agrees to keep in full force and effect until the applicable Closing in respect to that Phase(s) that has not yet closed.

          In the event all or any portion of Phase II is materially damaged by any cause whatsoever prior to the Phase II Closing Date, Seller shall so advise Purchaser and Purchaser shall have the right, at its sole option, to either (1) proceed with the Phase II Closing with no reduction in the Purchase Price, provided, however, Purchaser shall receive from Seller (y) all proceeds of any casualty insurance maintained by Seller and payable with respect to such damage, and (z) an amount equal to the deductible on such casualty insurance which, in the instance of clauses (y) and (z), are applicable to Phase II; or (2) permit Seller the opportunity to restore the damage to Phase II as hereafter provided. If Purchaser elects to permit Seller to restore as provided in clause (2) above, Seller shall promptly undertake, with diligence (but subject to Force Majeure), the restoration of Phase II and the Phase II Closing Date shall be postponed until the earlier to occur of six (6) months subsequent to the date of the Casualty to Phase II and the date Phase II is fully restored. In the event any Lease or New Lease is terminated as a result of a Casualty to Phase II, on and after the Phase II Closing Date (and commencing thereon), Seller shall be permitted an Earn-Out Period applicable to Phase II for a period commencing on the Phase II Closing Date that is the longer of five (5) months and the unexpired Earn-Out Period that was elected or deemed elected by Seller in respect to Phase I.

17.03 CONDEMNATION AND EMINENT DOMAIN. If, prior to the Phase I Closing Date, the Project shall be subjected to a Taking, either total or partial, or if any notice of intent of Taking or sale in lieu of Taking that materially affects the Project is received by Seller or Purchaser, Purchaser shall have the right to either: (a) proceed with Phase I Closing, in which event Purchaser shall be entitled to participate in any such Taking proceedings that are applicable to Phase I, and if applicable to Phase II, Purchaser shall be entitled to so participate after the Phase II Closing, and, after payment to Seller of the cash portion of the Purchase Price payable on the applicable Closing Date, to receive all of the proceeds of such Taking that are applicable to Phase I, after the Phase I Closing, and that are applicable to Phase II, after the Phase II Closing, or (b) terminate this Agreement by giving written notice of termination to Seller, in which event the Deposit shall be returned to Purchaser, Seller and Purchaser shall each pay 50% of the Shared Closing Costs, and Purchaser and Seller shall have no further rights or obligations under this Agreement, except those rights and obligations specifically set forth herein as surviving such termination. Seller and Purchaser each agree to promptly forward to the other any notice of intent received pertaining to a Taking of all or a portion of the Project.

          18. DEFAULTS AND REMEDIES.

18.01 SELLER'S DEFAULTS. In respect to the remedies afforded Purchaser pursuant to Paragraph 18.04 hereof, Seller shall be deemed to be in default under this Agreement in the event (i) Seller fails, for any reason (other than a default by Purchaser), to perform any of its material obligations under this Agreement that arise on or prior to the Phase I Closing within the time limits and in the manner provided for in this Agreement, (ii) any representation or warranty by Seller in this Agreement is untrue or inaccurate in a material respect when made or as of the

Phase I Closing Date, (iii) any Other Seller under the applicable Other Sale Agreement fails, for any reason (other than a default by Purchaser), to perform any of its material obligations under the subject Other Sale Agreement that arise on or prior to the Phase I Closing within the time limits and in the manner provided for in such Other Sale Agreement, or (iv) any representation or warranty made by any Other Seller in the applicable Other Sale Agreement is untrue or inaccurate in a material respect when made or as of the Phase I Closing Date. Notwithstanding the provisions of clauses (iii) and (iv) above, if Purchaser closes this transaction, any default or any inaccurate representation or warranty by any Other Seller under the terms of the applicable Other Sale Agreement shall be deemed waived in respect to this Agreement and it shall not be construed as a default by Seller hereunder. In respect to the remedies afforded Purchaser pursuant to Paragraph 18.05 hereof, Seller shall be deemed to be in default under this Agreement in the event Seller fails, for any reason (other than a default by Purchaser), to perform any of its material obligations under this Agreement that arise subsequent to the Phase I Closing (excluding the obligations of Seller to close this transaction in respect to subsequent Phase Closing, in which event the remedies afforded Purchaser pursuant to Paragraph
18.04 shall only apply) within the time limits and in the manner provided for in this Agreement or any representation or warranty made by Seller in this Agreement is untrue or inaccurate in a material respect when made or as of the applicable Closing Date. If the applicable Closing does not occur and Seller is in default, Seller shall pay all of the Shared Closing Costs.

18.02 PURCHASER'S DEFAULTS. Purchaser shall be deemed to be in default under this Agreement in the event Purchaser fails, for any reason (other than a default by Seller), to perform any of its material obligations under this Agreement or any or all of the Other Sale Agreements within the time limits and in the manner provided for, as applicable, in this Agreement and the Other Sale Agreements, or any representation or warranty made by the Purchaser in this Agreement or any or all of the Other Sale Agreements is untrue or inaccurate in a material respect when made or as of the applicable Closing Date. If the applicable Closing does not occur and Purchaser is in default, Purchaser shall pay all of the Shared Closing Costs.

18.03 SELLER'S REMEDIES. If Purchaser is in material default under this Agreement of its obligation to close each Phase and Seller is not in material default, the sole and exclusive remedy of Seller shall be to terminate this Agreement by notice given to Purchaser and in such event Purchaser shall be liable to Seller for liquidated damages in respect to Phase I in the amount equal to one percent (1%) of $13,301,810.00, and in respect to Phase II in the amount equal to one percent (1%) of Phase II Closing Payment, plus, in either instance, Litigation Expenses incurred by Seller in enforcing the collection of such liquidated damages. The Parties recognize and agree that the foregoing remedy for liquidated damages is a reasonable amount in the context of this transaction in which the accurate measurement of damages is not feasible or convenient. Notwithstanding the foregoing, if Purchaser (i) violates the Recording Restriction (as hereinafter defined), (ii) fails to indemnify, defend or hold Seller and the Project harmless in respect to Tests and Studies as provided in Paragraph 5.02 hereof, or (iii) fails to bind its successors and assigns as provided in Paragraph 13.04 hereof, Seller, in addition to the aforesaid liquidated damages in respect to Purchaser's failure to close this transaction, shall be entitled (subject to the limitations contained in Paragraph 23 hereof) to recover from Purchaser monetary damages in the amount actually suffered by Seller as a result of the events set forth in clauses (i),
(ii), or (iii). If Purchaser fails to pay, when due, the Earn-Out Payments and/or Footage Payments required hereunder, Seller shall only be entitled to recover from Purchaser such Earn-Out Payments or Footage Payments, plus interest thereon as provided in Paragraph 24.16 hereof, plus Litigation Expenses.

18.04 PRE-CLOSING PURCHASER'S REMEDIES. If Seller, in respect to its obligations to close an applicable Phase, is in material default under this Agreement on or before the applicable Closing Date and Purchaser is not in material default, Purchaser may, as Purchaser's sole and exclusive remedies, elect to either (i) terminate this Agreement, in which event the Deposit (but only in respect to Phase I) shall be refunded to Purchaser, and neither Party shall have any further rights or obligations hereunder, except those specifically provided herein as surviving such termination, or (ii) seek and enforce the specific performance of Seller's obligations hereunder in which event Purchaser shall also be permitted to recover Litigation Expenses that it incurred as a result of such proceeding. Notwithstanding the foregoing, in no instance shall Purchaser or anyone claiming by, through or under Purchaser (over whom Purchaser has control) record or file in the public records in the jurisdiction of the Project any memorandum or other indicia of Purchaser's rights or Seller's obligations hereunder, except in the single instance of a recording or filing that is concurrently done at the time of the filing of a complaint by Purchaser, with a court of competent jurisdiction, for the relief of specific performance of Seller's obligations hereunder, but then only after Purchaser has given Seller three (3) business days written notice prior to such recording or filing ("Recording Restriction").

18.05 POST CLOSING PURCHASER'S REMEDIES. If Seller is in material default under this Agreement in respect to any of its obligations hereunder pertaining to an applicable Phase that arise subsequent to the applicable Closing Date, subject to the limitation provided in Paragraph 23 hereof, Purchaser may recover from Seller all out-of-pocket monetary damages incurred by Purchaser that have not been satisfied by the offset permitted Purchaser pursuant to Paragraphs 5.04, 9.03, 14.06, 14.07 and 16.01 hereof. In addition, Purchaser shall be permitted to recover Litigation Expenses that it incurs as a result of enforcing Purchaser's right to recover monetary damages as aforesaid.

          19. CROSS PERFORMANCE OBLIGATION. If Purchaser or its permitted successors and assigns elects to terminate any of the Other Sale Agreements for any reason other than a Casualty to or Taking in respect to any of the Other Centers prior to the Phase I Closing Date, it shall act as an election of Purchaser under this Agreement to concurrently terminate this Agreement and this Agreement shall thereupon terminate, Purchaser and Seller shall each pay fifty percent (50%) of the Shared Closing Costs, and neither Purchaser nor Seller shall have any further rights or obligations hereunder, except those specifically provided herein as surviving such termination. However, if the Phase I Closing shall have occurred, the termination of any Other Sale Agreements with respect to a subsequent phase under any such Other Sale Agreement shall not result in the automatic termination of this Agreement in respect to Phase II.

          20. ASSIGNMENT

          Seller shall not assign or transfer any of its rights under this Agreement without first obtaining Purchaser's prior written consent which consent shall not be unreasonably withheld or delayed. Prior to the Phase I Closing, Purchaser shall not assign any of its rights under this Agreement without first obtaining Seller's prior written consent which consent shall not be unreasonably withheld or delayed. At or subsequent to the Phase I Closing, Purchaser may assign its rights under this Agreement provided such assignee and Purchaser are jointly and severally liable for the obligations of Purchaser hereunder and such assignee assumes such obligations, in writing, in form and content reasonably acceptable to Seller.

          21. NOTICES.

          Any notice, demand, request, approval, consent or other communication (collectively, a "Notice") concerning this Agreement or the Project or any matter arising in connection with this Agreement or the Project shall be in writing. Seller hereby appoints Opus Properties, L.L.C., a Delaware limited liability company ("Opus Properties"), as Seller's duly authorized and empowered agent to give and receive any and all Notices required or permitted to be given by Purchaser or Seller hereunder. Any Notice received by Opus Properties under the terms of this Agreement shall be deemed received and binding on Seller. Any Notice given by Opus Properties to Purchaser shall be deemed a Notice given by and binding on Seller. All Notices shall be addressed as follows:

         If to Seller to:           Opus Properties, L.L.C.
                                    700 Opus Center
                                    9900 Bren Road East
                                    Minnetonka, Minnesota 55343
                                    ATTN: Anne E. Loff
                                    Telecopier: (612) 936-9808

         with a copy to:            Opus, U.S., L.L.C.
                                    700 Opus Center
                                    9900 Bren Road East
                                    Minnetonka, Minnesota 55343
                                    ATTN: Dan F. Nicol, Esq.
                                    Telecopier: (612) 936-9808

         with a copy to:            O'Brien, O'Rourke & Hogan
                                    135 South LaSalle Street
                                    Suite 830
                                    Chicago, Illinois 60603
                                    ATTN: Frederic G. Hogan
                                    Telecopier: (312) 372-8029

         If to Purchaser to:        DEVELOPERS DIVERSIFIED REALTY
                                    CORPORATION
                                    34555 Chagrin Boulevard
                                    Moreland Hills, Ohio 44022
                                    ATTN:    James A. Schoff
                                    Executive Vice President
                                    Telecopier: (216) 247-5076

         with a copy to:            Joan Allgood, Esq,
                                    Developers Diversified Realty Corporation
                                    34555 Chagrin Boulevard
                                    Moreland Hills, Ohio 44022
                                    Telecopier: (216) 247-5076

         with a copy to:            Baker & Hostetler
                                    3200 National City Center
                                    1900 East Ninth Street
                                    Cleveland, Ohio 44114
                                    ATTN: Albert T. Adams
                                    Telecopier: (216) 696-0740

         If to Escrow Agent to:     First American Title Insurance Company
                                    1150 Metropolitan Centre
                                    333 South 7th Street
                                    Minneapolis, Minnesota 55402
                                    ATTN: Rodney D. Ives
                                    Telecopier: (612) 337-5249

Any Notice shall be given by either (i) personal delivery, in which event it shall be deemed given on the date of delivery; (ii) certified mail return receipt requested, in which event it shall be deemed given three (3) business days after the date postmarked; or (iii) next or second business day delivery by nationally recognized overnight courier, in which event it shall be deemed given on the next or second (whichever is applicable) business day immediately following receipt by the courier. Any Party may change any address for the delivery of Notice to such Party, by giving Notice in accordance with the provisions of this Paragraph 21.

          22. ATTORNEYS' FEES AND DISBURSEMENTS.

          In the event that any Party shall engage an attorney in connection with any action or proceeding to enforce or construe this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover its Litigation Expenses to the extent permitted by law. In the event different Parties are the prevailing Parties on different issues, the Litigation Expenses shall be apportioned in proportion to the value of the issues decided for and against the Parties.

          23. NO CONSEQUENTIAL DAMAGES.

          Notwithstanding any term, provision or covenant contained in this Agreement to the contrary, no Party hereto shall be entitled to recover from the other Party consequential, exemplary or punitive damages, all such damages are hereby expressly waived and released.

          24. MISCELLANEOUS.

24.01 SUCCESSORS. The rights and obligations of the Parties under this Agreement shall inure to the benefit of and be binding upon the Parties and all persons who are permitted hereunder to succeed to their respective rights and obligations.

24.02 MODIFICATIONS/WAIVERS. This Agreement cannot be changed nor can any provision of this Agreement, or any right or remedy of any Party, be waived orally. Changes and waivers can only be made in writing and the change or waiver must be signed by the Party against whom the change or waiver is sought to be enforced. Any waiver of any provision of this Agreement, or any right or remedy, given on any one or more occasions shall not be deemed a waiver with respect to any other occasion.

24.03 ENTIRE AGREEMENT. This Agreement is signed by the Parties as a final expression of all of the terms, covenants and conditions of their agreement and as a complete and exclusive statement of its terms, covenants and conditions.

24.04 COUNTERPARTS. This Agreement may be signed in one or more counterparts or duplicate signature pages with the same force and effect as if all required signatures were contained in a single original instrument.

24.05 CAPTIONS. The captions contained in this Agreement were inserted for the convenience of reference only. They do not in any manner define, limit or describe the provisions of this Agreement or the intentions of the Parties.

24.06 GENDER/SINGULAR/PLURAL. Whenever masculine, feminine, neuter, singular, plural, conjunctive or disjunctive terms are used in this Agreement, they shall be construed to read in whatever form is appropriate to make this Agreement applicable to all the Parties and all circumstances, except where the context of this Agreement clearly dictates otherwise.

24.07 EXHIBITS INCORPORATED. The exhibits attached to this Agreement are hereby incorporated by reference in their entirety with the same force and effect as if they were set forth at length in this Agreement. Concurrently with the execution of this Agreement, Seller, Purchaser and all of the Other Sellers entered into that certain Exhibit Agreement ("Exhibit Agreement") pursuant to the terms of which the exhibits attached thereto are certain of the schedules referenced in this Agreement that are also common to all of the Other Sale Agreements. Therefore, the exhibits attached to the Exhibit Agreement are hereby incorporated by reference in their entirety in this Agreement with the same force and effect as if they were set forth at length in this Agreement.

24.08 GOVERNING LAW. In the event of any dispute concerning or arising out of this Agreement, the laws of the State in which the Project is located shall govern and control the construction and enforcement of this Agreement.

24.09 SEVERABILITY. If one or more provisions of this Agreement or the application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any other application thereof shall in no way be affected or impaired.

24.10 DATE FOR PERFORMANCE. If the date for performance of any act under this Agreement falls on a Saturday, Sunday or federal holiday, the date for such performance shall automatically be extended to the first succeeding business which is not a federal holiday.

24.11 FURTHER ACTION. The Parties shall at any time, and from time to time on and after the Phase I Closing Date, upon the request of the other Party, do, execute, acknowledge and deliver all such further acts, deeds, assignments and other instruments as may be reasonably required for the consummation of this transaction and are reasonably acceptable in scope, form and content to the Party whose act, signature, acknowledgment or delivery is requested.

24.12     INTENTIONALLY DELETED.

24.13 CONFIDENTIALITY. Without the prior written consent of Purchaser, neither Seller nor any of Seller's representatives will disclose to any person any of the terms, conditions or other facts with respect to this Agreement or the Exhibit Agreement, including the status thereof, provided, that Seller or any of Seller's representatives may make such disclosure if Seller has first received the written opinion of counsel acceptable to Purchaser that such disclosure must be made by Seller in order that Seller does not commit a violation of law. Without the prior written consent of Seller, neither Purchaser nor any of Purchaser's representatives will disclose to any person any of the terms, conditions or other facts with respect to this Agreement or the Exhibit Agreement, including the status thereof and any of the terms, provisions or conditions of the Site Analysis Documents or of any of the Studies and Reports, provided, that Purchaser or any of Purchaser's representatives may make such disclosure if Purchaser has first received the written opinion of counsel acceptable to Seller that such disclosure must be made by Purchaser in order that Purchaser does not commit a violation of law. The obligation of Seller and Purchaser pursuant to the provisions of this Paragraph 24.13 shall survive the termination of this Agreement.

24.14     TIME OF THE ESSENCE. Time is of the essence in this transaction.

24.15 CONSTRUCTION. This Agreement shall not be construed more strictly against one Party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that both Seller and Purchaser have contributed substantially and materially to the preparation of this Agreement. The headings of various Section and Paragraphs in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

24.16 INTEREST. Any payment obligation of a Party hereto to the other Party shall bear interest at the rate of two percent (2%) plus the corporate base rate of interest from time to time charged by Citibank, N.A., commencing on the date that is five (5) business days subsequent to the date such payment is due, until paid.

24.17 WARRANTY WORK. For the period ("Warranty Period") (i) that is provided in each Lease or New Lease in respect to the applicable Tenant Warranty for tenant improvements, and (ii) of one (1) year subsequent to the date each of the Improvements (exclusive of tenant improvements that are the subject of the applicable Tenant Warranty) is substantially complete in accordance with the Plans, Seller agrees, at its sole cost and expense, to promptly (subject to Force Majeure) correct any defects in the tenant improvements or other Improvements due to (a) the failure thereof to substantially comply with the plans for the subject tenant improvements or the Plans in respect to the rest of the Improvements, or (b) faulty, improper or inferior materials or workmanship (collectively, "Warranty Work"). If Warranty Work is the subject of a Lease or New Lease, the provisions of such Lease or New Lease shall control in the determination of the scope of the Warranty Work. If Warranty Work is not the subject a Lease or New Lease, then the provisions of this Paragraph 24.17 shall control in the determination of the scope of the Warranty Work. However, Warranty Work shall not in any way include routine and appropriate maintenance or Warranty Work directly resulting from (but only to the extent resulting from) the failure to perform routine and appropriate maintenance of the tenant improvements or other Improvements. Promptly during the Warranty Period (but in any event prior to the expiration of the Warranty Period), Purchaser shall give Seller written notice ("Warranty Notice") of any defect in the Project that Purchaser, in good faith, determines to require Warranty Work. Except as hereafter provided, Seller shall promptly undertake and complete, subject to Force Majeure, the Warranty Work that is the subject of the Warranty Notice. However, if Seller objects, in good faith, within ten (10) business days following receipt of a Warranty Notice, it shall notify Purchaser, in writing of the same. Thereafter, they shall promptly confer, in good faith, to resolve any disagreement in respect to Warranty Work. If within fifteen (15) days after conferring Purchaser and Seller are unable to agree on the scope of Warranty Work that is not the subject of a Lease or New Lease, they shall appoint a third party contractor to make such determination, and the scope so determined by the third party contractor shall be binding on the Parties. When the Warranty Work is agreed to by the Parties or determined by the third party contractor as aforesaid, such Warranty Work shall be undertaken and completed as aforesaid. The Warranty Work obligation hereunder shall only pertain to the Warranty Work for which a Warranty Notice was delivered to Seller prior to the expiration of the Warranty Period or that was delivered by a Tenant or a New Tenant in accordance with the provisions of the Tenant Warranty, and in such event the Warranty Work obligation of Seller in respect thereto shall not terminate at the expiration of the Warranty Period or the Tenant Warranty, but rather shall continue until such Warranty Work is completed by Seller.

          IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date set forth in the first paragraph of this Agreement.

SELLER:                                             PURCHASER:

                                                    DEVELOPERS DIVERSIFIED
OPUS NORTH CORPORATION                                   REALTY CORPORATION
an Illinois corporation                             an Ohio corporation

By: /s/ ?????????????????                           By:
   -------------------------------                     ------------------------
   Its:                                                James A. Schoff
        --------------------------                     Executive Vice President


Seller's Federal Taxpayer                           Purchaser's Federal Taxpayer
Identification No.:                                 Identification No.:

06-1226096                                          34-1723097


For purposes only of acting as the Escrow Agent as provided in this Agreement, First American Title Insurance Company



By: /s/ ??????????????????
   --------------------------------
   Its: COMMERCIAL MANAGER
       ----------------------------

          IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date set forth in the first paragraph of this Agreement.

SELLER:                                              PURCHASER:

                                                     DEVELOPERS DIVERSIFIED
OPUS NORTH CORPORATION                                    REALTY CORPORATION
an Illinois corporation                              an Ohio corporation

By:                                                 By: /s/ JAMES A. SCHOFF
   -------------------------------                     ------------------------
   Its:                                                James A. Schoff
        --------------------------                     Executive Vice President


Seller's Federal Taxpayer                           Purchaser's Federal Taxpayer
Identification No.:                                 Identification No.:

06-1226096                                          34-1723097


For purposes only of acting as the Escrow Agent as provided in this Agreement, First American Title Insurance Company



By:
   --------------------------------
   Its:
       ----------------------------

                     SCHEDULES ATTACHED TO THIS AGREEMENT OR
                              THE EXHIBIT AGREEMENT
                     ---------------------------------------

        1.02            Legal Description
        1.02(a)         Site Plan
        2.01(b)         Personal Property
        3.01            Rent Roll
        5.01(b)         Environmental Reports
        5.01(g)         Guaranties
        6.01            Survey Requirements and Certifications
                        (attached to the Exhibit Agreement)
        6.03            Permitted Exceptions
        6.04            Endorsements
        7.01            Deed (attached to the Exhibit Agreement)
        7.02            Assignment of Leases (attached to the Exhibit Agreement)
        7.02(a)         Description of Leases and Security Deposits
        7.04            Bill of Sale (attached to the Exhibit Agreement)
        7.05            Assignment of Contracts (attached to the Exhibit
                        Agreement)
        7.05(a)         Description of Contracts to be Assigned at Closing
        7.06            Affidavit of Seller Concerning Violations/Work Orders
                        (attached to the Exhibit Agreement)
        7.10            FIRPTA Affidavit (attached to the Exhibit Agreement)
        7.13            Tenant Letter (attached to the Exhibit Agreement)
        7.15            Tenant Estoppel (attached to the Exhibit Agreement)
        7.20            Seller Date Down Certificate (attached to the Exhibit
                        Agreement)
        7.21            Agreement Estoppel
        7.24            Assignment Declaration
        8.06            Purchaser Date Down Certificate (attached to the Exhibit
                        Agreement)

      10.01(xi)           Permits
      10.01(xvii)         Tenant Inducements
      10.01(xviii)        Alleged Seller Defaults Under the Leases
      10.01(xix)          Tenant Defaults Under the Leases
      10.01(xx)           Tenant's Notice of Vacating, Assigning or Subletting
      13.11               Shell and Core List and Standard
      13.11(a)(1), etc.   Punchlist Holdback(s)
      13.11(b)            Form G704 Certificate of Completion (attached to the
                          Exhibit Agreement)

                                GLOSSARY OF TERMS
                                -----------------

Term                                                       Where Defined
----                                                       -------------

Agreement                                                  1st Paragraph
Agreement Estoppel                                         7.21
Arrears                                                    14.02
Assignment Reservation                                     13.03
Bankruptcy Proceeding                                      13.01(xi)(c)
Carry                                                      13.01(i)
Casualty                                                   17.01
Casualty Notice                                            13.06
Closing                                                    15.01
Closing Date(s)                                            15.01
Closing Payment                                            13.01(ii)
Commissions                                                10.01(xvi)
Condition Notice                                           5.04
Condition Response                                         5.04
Commitment                                                 6.02
Contract Assignment                                        7.05
Deed                                                       7.01
Defects Notice                                             6.03
Deposit                                                    3.02(c)
Disapproved Lease                                          13.04
Earn-Out Conditions                                        13.07
Earn-Out Extension Notice                                  13.05
Earn-Out Payment                                           13.01(iii)
Earn-Out Period                                            13.05
Earn-Out Segment                                           13.05
Endorsements                                               6.04
Environmental Laws                                         10.01(xii)
Environmental Reports                                      5.01(b)
Escrow Agent                                               4.01
Exhibit Agreement                                          24.07
FIRPTA Affidavit                                           7.10
First Segment                                              13.05
Footage Computation                                        13.08
Footage Payment                                            13.08
Force Majeure                                              13.01(iv)
Guaranties                                                 5.01(g)
Hazardous Substances                                       10.01(xii)
Improvements                                               1.02
Initial Deposit                                            3.02(b)
Intangible Property                                        2.01(c)

                                GLOSSARY OF TERMS
                                -----------------

Term                                                       Where Defined
----                                                       -------------

Knowledge                                                  10.01
Land                                                       1.02
Lease Assignment                                           7.02
Lease Reservation Date                                     13.03
Leases                                                     7.02
Lien(s)                                                    9.03
Litigation Expenses                                        10.04(a)
Loss                                                       17.01
Lump Sum Payment                                           3.02(a)
Lump Sum Non-Credit                                        14.06
Monetary Default                                           13.01(xi)(b)
Mortgage                                                   10.01(ix)
Net Cash Flow                                              13.01(v)
New Lease                                                  13.01(vi)
New Lease Obligations                                      13.10
New Tenant                                                 13.01(vii)
Notice                                                     21
Opus Properties                                            21
Other Center(s)                                            13.01(viii)
Other Sale Agreement(s)                                    13.01(ix)
Other Seller(s)                                            13.01(x)
Outlots                                                    1.02
Party(ies)                                                 1st Paragraph
Permits                                                    2.01(c)
Permitted Exceptions                                       6.03
Personal Property                                          2.01(b)
Phase I                                                    1.02
Phase I Closing                                            15.01
Phase I Closing Date                                       15.01
Phase I Holdback                                           13.11
Phase II                                                   1.02
Phase II Closing                                           15.01
Phase II Closing Date                                      15.01
Phase II Holdback                                          13.11
Phase II Notice Date                                       5.03
Phase II Unacceptable Condition Cost Limitation            5.04
Phase(s)                                                   1.02
Plans                                                      5.01(f)
Post Closing Work                                          16.01
Pro Rata Share                                             14.03
Project                                                    2.01

                                GLOSSARY OF TERMS
                                -----------------

Term                                                       Where Defined
----                                                       -------------

Prospect                                                   13.04
Punchlist Holdback                                         13.11
Punchlist Work                                             13.11
Purchase Price                                             3.01
Purchaser                                                  1st Paragraph
Purchaser Date Down Certificate                            8.06
Purchaser's Knowledge                                      10.02
Qualified Lease                                            13.01(xi)
Real Estate Broker                                         4.02
Real Estate Tax Rent                                       14.06
Real Property                                              1.03
Recording Restriction                                      18.04
Release                                                    10.01(xii)
Rental Undertaking                                         13.04
Rents                                                      14.01
Reserved Base Rent Date                                    13.03
Restoration Forgiveness                                    5.02
Second Deposit                                             3.02(c)
Second Segment                                             13.05
Security Deposits                                          7.02
Seller                                                     1st Paragraph
Seller Date Down Certificate                               7.20
Seller's Estoppel                                          7.15
Seller's Response                                          6.03
Shared Closing Costs                                       11.02(a)
Site Analysis Documents                                    5.01
Site Analysis Period                                       5.03
Square Footage                                             13.08
Superfund Act                                              10.01(xii)
Survey                                                     6.01
Survey Defects                                             6.03
Taking                                                     17.01
Tenant Estoppel                                            7.15
Tenant Inducement                                          10.01(xvii)
Tenant Letters                                             7.13
Tenant Warranty                                            13.10
Tenants                                                    7.02
Termination Agreements                                     7.16
Tests and Studies                                          5.02
Title Company                                              4.01
Title Defects                                              6.03

                                GLOSSARY OF TERMS
                                -----------------

Term                                                       Where Defined
----                                                       -------------

Title Policy                                               6.04
Unacceptable Conditions                                    5.04
Unknown Rents                                              14.03
Unassigned Lease                                           13.04
Utility Deposits                                           14.04
Vacant Space                                               13.01(xii)
Violations                                                 7.06
Warranty Notice                                            24.17
Warranty Period                                            24.17
Warranty Work                                              24.17
Work Orders                                                7.06